Amended and Restated
                                CREDIT AGREEMENT


                                      among


                                AEROCENTURY CORP.


                                       and


                    Certain Banking Institutions Named Herein


                                      with


                               NATIONAL CITY BANK
                                    as Agent




                                  June 28, 2000









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                                 - i -
                                                  Table of Contents

1. Certain Definitions............................................................................................1
         1.1.  Definitions........................................................................................1
         1.2.  Accounting Terms..................................................................................12

2. The Credit....................................................................................................12
         2.1.  The Loans.........................................................................................12
                  (a)   Revolving Credit Loans; Commitment.......................................................12
                  (b)   Interest Rate Options....................................................................12
                  (c)   Maximum Loans Outstanding................................................................12
                  (d)   Minimum Loan Amount......................................................................13
                  (e)   Prepayment and Reborrowing...............................................................13
                  (f)   Revolving Loan Commitment Percentages....................................................13
                  (g)   Several Obligations......................................................................13
                  (h)   Payment of Additional Amount.............................................................13
                  (i)   Letters of Credit........................................................................13
         2.2.  The Notes.........................................................................................14
         2.3.  Funding Procedures................................................................................15
                  (a)  Request for Advance.......................................................................15
                  (b)  Actions by Agent..........................................................................15
                  (c)  Availability of Funds.....................................................................15
                  (d)  Funding Assumptions.......................................................................15
                  (e)  Proceeds of Loan Being Repaid.............................................................16
         2.4.  Interest Rates....................................................................................16
                  (a) Alternate Base Rate........................................................................16
                  (b)  LIBO Rate.................................................................................16
                  (c) Renewals and Conversions...................................................................16
                  (d) Reinstatements.............................................................................16
         2.5.  Fees..............................................................................................17
                  (a)  Commitment Fee............................................................................17
                  (b) Structuring and Arranging Fee; Administrative Fee..........................................17
         2.6.  Termination or Reduction of Aggregate Revolving Loan Commitment...................................17
                  (a)  Voluntary.................................................................................17
                  (b) Termination................................................................................17
         2.7.  Loan Prepayments (Optional and Mandatory).........................................................17
                  (a)  Base Rate Loans...........................................................................17
                  (b)  LIBO Rate Loans...........................................................................17
                  (c)  Mandatory Prepayments.....................................................................17
         2.8. Payments...........................................................................................18
                  (a)  Base Rate Loans...........................................................................18
                  (b) LIBO Rate Loans............................................................................18
                  (c) Form of Payments, Application of Payments, Payment Administration, Etc.....................18
                  (d) Net Payments...............................................................................18
                  (e) Demand Deposit Account.  ..................................................................19
         2.9. Change in Circumstances, Yield Protection..........................................................19
         2.10. Illegality........................................................................................21
         2.11. Discretion of Bank as to Manner of Funding........................................................21

3. Representations and Warranties................................................................................21
         3.1.  Organization, Standing............................................................................21
         3.2.  Corporate Authority, Validity, Etc................................................................21
         3.3.  Litigation........................................................................................22
         3.4.  ERISA.............................................................................................22
         3.5.  Financial Statements..............................................................................22
         3.6.  Not in Default, Judgments, Etc....................................................................22
         3.7.  Taxes.............................................................................................23
         3.8.  Permits, Licenses, Etc............................................................................23
         3.9.  Compliance with Laws, Etc.........................................................................23
         3.10.  Solvency.........................................................................................23
         3.11.  No Burdensome Agreements.........................................................................23
         3.12.  Subsidiaries, Etc................................................................................23
         3.13.  Title to Properties, Leases......................................................................23
         3.14.  Public Utility Holding Company; Investment Company...............................................23
         3.15.  Margin Stock.....................................................................................24
         3.16.  Use of Proceeds..................................................................................24
         3.17.  Depreciation Policies............................................................................24
         3.18.  Disclosure Generally.............................................................................24

4. Conditions Precedent..........................................................................................24
         4.1.  All Loans.........................................................................................24
              (a)  Documents.....................................................................................24
              (b)  Borrowing Base Certificate....................................................................24
              (c)  Covenants; Representations....................................................................24
              (d)  Defaults......................................................................................25
              (e)  Material Adverse Change.......................................................................25
         4.2.  Conditions to First Loan..........................................................................25
              (a)  Articles, Bylaws..............................................................................25
              (b)  Evidence of Authorization.....................................................................25
              (c)  Legal Opinions................................................................................25
              (d)  Incumbency....................................................................................25
              (e)  Notes.........................................................................................25
              (f)  Documents.....................................................................................25
              (g)  Consents......................................................................................25
              (h)  Other Agreements..............................................................................26
              (i)   Fees, Expenses...............................................................................26
              (j)   JMC Subordination Agreement..................................................................26

5. Affirmative Covenants.........................................................................................26
         5.1.  Financial Statements and Reports..................................................................26
              (a)  Annual Statements.............................................................................26
              (b)  Quarterly Statements..........................................................................27
              (c)  No Default....................................................................................27
              (d)  ERISA.........................................................................................27
              (e)  Material Changes..............................................................................27
              (f)  Other Information.............................................................................27
              (g)  Borrowing Base Certificates...................................................................27
              (h)  Covenant Complaince Certificate...............................................................28
              (i)  Monthly Lease Portfolio and Receivables Report................................................28
              (j)  Maintenance of Current Depreciation Policies..................................................28
         5.2. Corporate Existence................................................................................28
         5.3. ERISA..............................................................................................28
         5.4. Compliance with Regulations........................................................................28
         5.5. Conduct of Business; Permits and Approvals, Compliance with Laws...................................28
         5.6. Maintenance of Insurance...........................................................................28
         5.7. Payment of Debt; Payment of Taxes, Etc.............................................................29
         5.8. Notice of Events...................................................................................29
         5.9. Inspection Rights; Collateral Appraisal............................................................29
         5.10. Generally Accepted Accounting Principles..........................................................30
         5.11. Compliance with Material Contracts................................................................30
         5.12. Use of Proceeds...................................................................................30
         5.13. Further Assurances................................................................................30
         5.14. Restrictive Covenants in Other Agreements.........................................................30

6. Negative Covenants............................................................................................30
         6.1.  Merger, Consolidation.............................................................................30
         6.2.  Debt..............................................................................................31
         6.3.  Liens.............................................................................................31
         6.4.  Guarantees........................................................................................31
         6.5.  Margin Stock......................................................................................31
         6.6.  Acquisitions and Investments......................................................................31
         6.7.  Transfer of Assets; Nature of Business............................................................31
         6.8.  Restricted Payments...............................................................................32
         6.9.  Accounting Change.................................................................................32
         6.10. Transactions with Affiliates......................................................................32
         6.11. Restriction on Amendment of this Agreement........................................................32

7. Financial Covenants...........................................................................................32
         7.1.  Minimum Tangible Net Worth........................................................................32
         7.2.  Debt Service Coverage Ratio.......................................................................32
         7.3.  Recourse Funded Debt to Tangible Net Worth........................................................33
         7.4.  Absence of Net Loss...............................................................................33
         7.5.  Borrowing Base....................................................................................33

8. Default.......................................................................................................33
         8.1.  Events of Default.................................................................................33
              (a)  Payments......................................................................................33
              (b)  Covenants.....................................................................................33
              (c)   Representations, Warranties..................................................................33
              (d)   Bankruptcy...................................................................................33
              (e)   Certain Other Defaults.......................................................................34
              (f)   Judgments....................................................................................34
              (g)  Attachments...................................................................................34
              (h)  Change in Management..........................................................................34
              (i)   Security Interests...........................................................................34
              (j)   Material Adverse Change......................................................................34

9. Agent 35
         9.1.  Appointment and Authorization.....................................................................35
         9.2.  Duties and Obligations............................................................................35
         9.3.  National City Bank as a Bank......................................................................36
         9.4.  Independent Credit Decisions......................................................................36
         9.5.  Indemnification...................................................................................36
         9.6.  Successor Agent...................................................................................36

10. Miscellaneous................................................................................................37
         10.1.  Waiver...........................................................................................37
         10.2.  Amendments.......................................................................................37
         10.3.  Governing Law....................................................................................37
         10.4.  Participations and Assignments...................................................................37
         10.5.  Captions.........................................................................................38
         10.6.  Notices..........................................................................................38
         10.7.  Sharing of Collections, Proceeds and Set-Offs; Application of Payments...........................38
         10.8.  Expenses; Indemnification........................................................................39
         10.9.  Survival of Warranties and Certain Agreements....................................................40
         10.10.  Severability....................................................................................40
         10.11.  Banks' Obligations Several; Independent Nature of Banks' Rights.................................40
         10.12.  No Fiduciary Relationship.......................................................................40
         10.13.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS..................................................40
         10.14.  WAIVER OF JURY TRIAL............................................................................41
         10.15.  Counterparts; Effectiveness.....................................................................41
         10.16.  Use of Defined Terms............................................................................41
         10.17.  Offsets.........................................................................................41
         10.18.  Entire Agreement................................................................................42
         10.19.  Swap Agreements.................................................................................42
         10.20.   1998 Credit Agreement..........................................................................42
         10.21.   Re-Funding of Loans, Etc.......................................................................42


Exhibit A         List of Banks and Commitments
Exhibit B         Note
Exhibit C         Borrowing Base Certificate
Exhibit D         Covenant Compliance Certificate
Exhibit E         Depreciation Policies
Schedule 1        Miscellaneous Information
Schedule 2        Applicable Margins; Commitment Fees

                                                Amended and Restated
                                                  Credit Agreement
          This Amended and Restated Credit Agreement, dated June 28, 2000 (the "Agreement"), is entered into by and between AeroCentury Corp., a Delaware corporation ("AeroCentury"), the banking institutions signatories hereto and named in Exhibit A attached hereto and such other institutions that hereafter become a "Bank" pursuant to Section10.4 hereof (collectively the "Banks" and individually a "Bank") and National City Bank, a national banking association, as agent for the Banks under this Agreement ("National City " which shall mean in its capacity as agent unless specifically stated otherwise).


                                                Preliminary Statement

         WHEREAS, AeroCentury desires to have available to it a credit facility the proceeds of which may be used for (a) the purchase of Equipment (as defined herein) for lease to unaffiliated persons, said Equipment and related leases to constitute part of the Collateral (as defined herein), (b) working capital needs and (c) general corporate purposes.

         WHEREAS,   AeroCentury  has  requested  that  the  Bank  or  Banks,  as applicable, make available to it such credit facility and make loans to it under the terms and conditions hereinafter set forth.

         WHEREAS, the Bank or Banks, as applicable, is or are willing to make available such credit facility and to make loans to AeroCentury under the terms and conditions hereinafter set forth.

         NOW,   THEREFORE,   in  consideration  of  the  premises  and  promises
hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:


                                               1. Certain Definitions

         1.1.  Definitions.

         "1998 Credit Agreement" shall mean the Credit Agreement, dated June 30, 1998 as amended March 30, 1999, July 16, 1999 and February 22, 2000, among AeroCentury, the banking institutions signatories thereto and named in Exhibit A attached thereto and First Union National Bank, as Agent.

         "Additional Amount" shall have the meaning set forth in Section.2.1(h).

         "Affiliate" shall mean any Person: (1) which directly or indirectly controls, or is controlled by, or is under common control with AeroCentury; (2) which directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of AeroCentury; or (3) of which ten percent (10%) or more of the voting stock is directly or indirectly beneficially owned or held by
         AeroCentury. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agent" shall mean National City Bank.

         "Aggregate Revolving Loan Commitment" shall have the meaning set forth in Section 2.1(a).

         "Agreement" shall mean this Credit Agreement, as amended, supplemented, modified, replaced, substituted for or restated from time to time and all exhibits and schedules attached hereto.

         "Alternate Base Rate" shall mean, for any day, the higher of the Federal Funds Rate plus 1/2 of 1% or the prime commercial lending rate of National City Bank, as announced from time to time at its head office, calculated on the basis of the actual number of days elapsed in a year of 365 or 366 days, in the case of a leap year.

         "Applicable  Borrowing  Margin"  shall have the  meanings  set forth in
         Schedule 2 attached to this Agreement as it pertains to Base Rate Loans and LIBO Rate Loans.

         "Base Rate Loans" shall mean Revolving Credit Loans accruing interest based on the Alternate Base Rate plus the Applicable Borrowing Margin.

         "Borrowing" shall mean a borrowing hereunder consisting of Loans made to AeroCentury by the Banks on a given occasion.

         "Borrowing Base" shall mean 75% of the lowest of (1) the acquisition cost of each item of Equipment included in Eligible Collateral, or (2) the net book value of each item of Equipment included in Eligible Collateral, or (3) the aggregate appraised value of all items of Equipment included in Eligible Collateral based on the most recent independent appraisal completed on behalf of AeroCentury. Net book value shall be calculated using AeroCentury's then current depreciation practices and both (1) and (2) above shall be calculated in accordance with GAAP. The foregoing test shall be determined separately for each item of Equipment included in Eligible Collateral. Notwithstanding the foregoing, Equipment subject to Eligible Leases which have remaining lease terms of less than six months shall not at any time be included in the Borrowing Base to the extent such Equipment constitutes more than 20% of the Borrowing Base. Remaining lease terms shall not include renewal options, except in the case of DASH-7 aircraft leased for use in the Marshall Islands. Renewal options shall be included in the remaining lease terms of leases of DASH-7 aircraft for use in the Marshall Islands.

         "Borrowing Base Certificate" shall mean a certificate in substantially the form attached hereto as Exhibit C which shall be signed by the chief executive officer, chief operating officer, chief financial officer or a Senior Vice President of AeroCentury.

         "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the Commonwealth of Pennsylvania or the State of California and, if the applicable day relates to a LIBO Rate Loan, or notice with respect to a LIBO Rate Loan, a day on which dealings in Dollar deposits are also carried on in the London interbank market and banks are open for business in London ("London Business Day").

         "Capitalized Lease" shall mean all lease obligations of any Person for any property (whether real, personal or mixed) which have been or should be capitalized on the books of the lessee in accordance with Generally Accepted Accounting Principles.

         "Capitalized Lease Obligations" with respect to any Person, shall mean the aggregate amount which, in accordance with GAAP, is required to be reported as a liability on the balance sheet of such Person at such time in respect of such Person's interest as lessee under a Capitalized Lease.

         "Closing" shall mean the consummation of all requirements set forth in this Agreement such that AeroCentury shall be entitled to request and receive Loans hereunder.

         "Closing Date" shall mean the first date on which both (i) this Agreement shall have been executed and delivered by AeroCentury and each Bank, and (ii) the conditions to the first loan as set forth in
         Section 4.2 shall have been met.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations with respect thereto in effect from time to time.

         "Collateral" shall mean those assets defined as "Collateral" in the Security Agreement (including but not limited to the Equipment and the related leases therefor).

         "Covenant Compliance Certificate" shall mean a certificate in substantially the form attached hereto as Exhibit D, or such other form as National City shall request from time to time, which shall be signed by the chief executive officer, chief operating officer, chief financial officer or a Senior Vice President of AeroCentury.

         "Debt" shall mean, as of any date of determination with respect to AeroCentury, without duplication, (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of AeroCentury as of the date on which Debt is to be determined, (ii) all indebtedness of others with respect to which AeroCentury has become liable by way of a guarantee or endorsement (other than for collection or deposit in the ordinary course of business), (iii) all contingent liabilities of AeroCentury, including letters of credit, required to be either accrued or disclosed in accordance with GAAP, (iv) lease obligations that, in conformity with GAAP, have been capitalized on AeroCentury's balance sheet, and
         (v) the present value of any outstanding Operating Lease payments discounted at 10%, LESS (vi) Non-Recourse Debt and (vii) Subordinated Debt.

         "Debt Service" shall mean the sum of (i) current maturities (amounts due within the next twelve months) of all Recourse Debt, excluding any lump sum payments due at the expiration of any Recourse Debt, (ii) current amounts due (within the next twelve months) in respect of all leases, but excluding any lump sum payments due at the expiration of any lease, and (iii) 1/10th of the average principal balance of the Notes outstanding for the four most recent Fiscal Quarters.

         "Default Rate" on any Loan shall mean 2% per annum above the Alternate Base Rate plus Applicable Borrowing Margin then in effect. In the case of Letter of Credit fees such fees shall be fees then payable plus 2% per annum in addition thereto calculated on the same base as such fees.

         "Dollars" shall mean the lawful currency of the United States of America.

         "EBTDA" shall mean the sum of Net Income plus the amounts deducted from Net Income as expenses for taxes, depreciation and amortization.

         "Eligible Collateral" shall mean the sum of (1) Equipment included in the Collateral which is subject to an Eligible Lease, and (2) Equipment included in the Collateral which is not subject to a lease, provided that (a) the aggregate of such Equipment shall not at any time exceed 10% of the Aggregate Revolving Loan Commitment, and (b) the maximum period for which any item of such Equipment shall not have been subject to an Eligible Lease does not exceed four months. In order to be Eligible Collateral, National City as Agent shall possess a first priority security interest in said Collateral to secure the payment, promptly when due, and the punctual performance of all of the "Liabilities" as defined in the Security Agreement.

         "Eligible Lease" shall mean a lease for Equipment to an unaffiliated Person in which (i) AeroCentury is the sole lessor or lessor of not less than a 99.9% ownership interest in the Equipment, (ii) the lease arose in the ordinary course of business of AeroCentury, (iii) the Equipment has been delivered to the lessee and is currently subject to the lease, (iv) neither the lease nor the Equipment is subject to any currently outstanding assignment, claim, lien, security interest or other limitation on the absolute title of AeroCentury, (v) the lease payments are not more than 30 days past due with respect to any payment required thereby (based on the contractual terms in existence at the date the lease was included in the Collateral and not including any subsequent amendment or modification thereof, unless National City has specifically consented thereto in writing), (vi) the lease is freely assignable by the lessor (with any notices or consents required in connection therewith having been previously obtained, and subject to any lease requirements concerning the net worth of the assignee), (vii) the lease and the Equipment being leased constitute Collateral, (viii) the remaining lease term at the time of assignment to the Bank is for a period of seven years or less, (ix) the lease is a noncancellable, triple net lease in which the lessee may not assert, as an offset, any defenses or claims against the lessor arising from the condition or the intended use of the subject matter, except in the case of leases with terms of less than twelve months in which AeroCentury may be responsible for maintenance and except in the case of a lease where AeroCentury assumes the obligation to pay some or all of the cost of engine overhaul, airworthiness directives or manufacturer or government ordered modifications required during the term of the lease, so long as the lease states that such obligation is solely that of AeroCentury and imposes no obligation on the Banks (whether as secured parties or successor in interest to AeroCentury's ownership interest in the leased aircraft) and lessee's only remedy for breach of the obligation is an independent action against AeroCentury, and lessee waives any and all right to offset such obligation against lease payments owed AeroCentury, and (x) the lessee is not a resident of, and the Equipment will not be subject to the laws of any, foreign jurisdiction in which, in the sole determination of National City, the ability of the Bank to perfect a first priority security interest in the Equipment is unsatisfactory or the ability of National City to foreclose upon the Equipment and receive possession to or sell said Equipment is unsatisfactory.

         "Environmental Control Statutes" shall mean each and every applicable federal, state, county or municipal environmental statute, ordinance, rule, regulation, order, directive or requirement, together with all successor statutes, ordinances, rules, regulations, orders, directives or requirements, of any Governmental Authority, including without limitation laws in any way related to hazardous substances.

         "Equipment" shall mean new and used turboprop aircraft and turboprop aircraft engines each of which is either subject to an existing lease or is intended to be leased or re-leased within four months immediately following the date in question. The aircraft or the aircraft engine, as applicable, shall have been manufactured within 25 years immediately preceding the date in question, shall be in good working order immediately or within a reasonable period of time, as determined by National City, and shall be usable for commercial flight purposes immediately or within a reasonable period of time, as determined by National City.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as AeroCentury within the meaning of
     Section 414(b) of the Code, or any trade or business which is under common control with AeroCentury within the meaning of Section 414(c) of the Code.

         "Event of Default" shall have the meaning set forth in Section 8.1.

         "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

         "Fiscal Quarter" shall mean a fiscal quarter of AeroCentury, which shall be any quarterly period ending on March 31, June 30, September 30 or December 31 of any year.

         "Fiscal Year" shall mean a fiscal year of AeroCentury, which shall end on the last day of December.

         "Generally  Accepted  Accounting   Principles"  or  "GAAP"  shall  mean
         generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

         "Governmental Authority" shall mean the federal, state, county or municipal government, or any department, agency, bureau or other similar type body obtaining authority therefrom or created pursuant to any laws.

         "Intangible Assets" shall mean all assets which would be classified as intangible assets under GAAP consistently applied, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs, and research and development costs). For purposes of this definition, prepayments of taxes, license fees and other expenses shall not be deemed Intangible Assets.

     "Interest Period" shall mean with respect to any LIBO Rate Loan, each period commencing on the date any such Loan is made, or, with respect to a Loan being renewed, the last day of the next preceding Interest Period with respect to a Loan, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day of the calendar month) in the first, second, third or sixth calendar month thereafter as selected under the procedures specified in Section 2.3, if the Banks are then offering LIBO Rate Loans for such period; provided that each LIBO Rate Loan Interest Period which would otherwise end on a day which is not a Business Day (or, for purposes of Loans to be repaid on a London Business Day, such day is not a London Business Day) shall end on the next succeeding Business Day (or London Business Day, as appropriate) unless such next succeeding Business Day (or London Business Day, as appropriate) falls in the next succeeding calendar month, in which case the Interest Period shall end on the next preceding Business Day (or London Business Day, as appropriate).

         "Investment" in any Person shall mean (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than any such deposit, advance, loan or extension of credit having a term not exceeding 90 days in the case of unaffiliated Persons and 120 days in the case of Affiliates representing the purchase price of inventory or supplies purchased in the ordinary course of business) or guarantee or assumption of, or other contingent obligation with respect to, Recourse Funded Debt or other liability of such Person; and (c) (without duplication of the amounts included in (a) and (b)) any amount that may, pursuant to the terms of such investment, be required to be paid, deposited, advanced, lent or extended to or guaranteed or assumed on behalf of such Person.

         "JMC" shall have the meaning set forth in Section 6.6.

         "Letter of Credit" shall mean only those letters of credit issued pursuant to a completed application on the form of letter of credit application required by National City Bank at the time of the request for each Letter of Credit.

         "LIBO Rate" shall mean, for the applicable Interest Period, (i) the rate, rounded upwards to the next one-sixteenth of one percent, determined by National City two London Business Days prior to the date of the corresponding LIBO Rate Loan, at which National City is offered deposits in dollars at approximately 11:00 a.m., London time by leading banks in the interbank eurodollar or eurocurrency market for delivery on the date of such Loan in an amount and for a period comparable to the amount and Interest Period of such Loan and in like funds, divided by (ii) a number equal to one (1.0) minus the LIBO Rate Reserve Percentage. The LIBO Rate shall be adjusted automatically with respect to any LIBO Rate Loan outstanding on the effective date of any change in the LIBO Rate Reserve Percentage, as of such effective date. LIBO Rate shall be calculated on the basis of the number of days elapsed in a year of 360 days.

         "LIBO Rate Reserve Percentage" shall mean, for any LIBO Rate Loan for any Interest Period, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by any Bank against "Eurocurrency liabilities" (as such term is used in Regulation D) but without benefit of credit proration, exemptions, or offsets that might otherwise be available to any Bank from time to time under Regulation
         D. Without limiting the effect of the foregoing, the LIBO Rate Reserve Percentage shall reflect any other reserves required to be maintained by National City against (1) any category of liabilities which includes deposits by reference to which the rate for LIBO Rate Loans is to be determined; or (2) any category of extension of credit or other assets which include LIBO Rate Loans.

         "LIBO Rate Loans" shall mean Revolving Credit Loans accruing interest based on the LIBO Rate plus the Applicable Borrowing Margin.

         "Lien" shall mean any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction of any obligation to any Person, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

         "Loan" or "Loans" shall have the meanings set forth in Section 2.1.

         "Loan Documents" shall mean this Agreement, the Notes, the Security Agreement, and all other documents directly related or incidental to said documents, the Loans or the Collateral, but shall not include any Swap Agreement.

         "Management Agreement" shall have the meaning set forth in Section 6.6.

         "Material Adverse Change" shall mean any event or condition which (a) is reasonably likely to result, in the determination of National City or the Required Banks, in a material adverse change in the financial condition, business, properties or prospects of AeroCentury, or (b) gives reasonable grounds to conclude that AeroCentury will not be able to perform or observe (in the normal course) its existing obligations under the Loan Documents to which it is a party, including but not limited to the Notes.

         "Material Adverse Effect" shall mean a material adverse effect on (i) the financial condition, business, properties, or prospects of AeroCentury, (ii) the ability of AeroCentury to perform its existing obligations under this Agreement, the Notes and the other Loan Documents, or (iii) the legality, validity or enforceability of this Agreement or the Notes or the rights and remedies of the holders of the Loans.

         "Monthly Lease Portfolio and Receivables Report" shall mean a report in summary form of the status of accounts receivable in respect of all leases which are part of the Collateral in form and substance reasonably satisfactory to the Required Banks.

     "Multiemployer  Plan" shall mean a  multiemployer  plan as defined in ERISA
          Section 4001(a)(3), which covers employees of AeroCentury or any ERISA Affiliate.

         "Net Income" shall mean net income after income taxes as shown on the income statement.

         "Net Worth" shall mean the sum of capital stock, plus paid-in capital, plus retained earnings, minus treasury stock, minus the net worth of any Unrestricted Subsidiaries.

         "Non-Recourse Debt" shall mean Debt with respect to which the creditor or lender does not have recourse against AeroCentury by reason of any guaranty or other obligation on the part of AeroCentury.

         "Note" or "Notes" shall have the meaning set forth in Section 2.2.

         "Obligations" shall mean all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to the Banks or National City, as Agent, by or from AeroCentury arising out of this Agreement or any other Loan Document, including, without limitation, all obligations to repay principal of and interest on the Loans, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to AeroCentury or for which AeroCentury is liable as indemnitor under the Loan Documents, whether or not evidenced by any note or other instrument as well as any and all existing and future obligations of AeroCentury under or in connection with Swap Agreements with any one or more of the Banks, including but not limited to National City, pertaining to the Loans hereunder.

         "Operating Lease", with respect to any Person, shall mean the aggregate amount which, in accordance with GAAP, is not required to be reported as a liability on the balance sheet of such Person at such time in respect of such Person's interest as lessee under an Operating Lease.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto. "Pension Plan" shall mean, at any time, any Plan (including a Multiemployer Plan), the funding requirements of which (under ERISA Section 302 or Code Section 412) are, or at any time within the six years immediately preceding the time in question, were in whole or in part, the responsibility of AeroCentury or any ERISA Affiliate.

         "Permitted Debt" shall mean (a) Debt of AeroCentury under this Agreement and the Notes, (b) Debt incurred in the ordinary course of AeroCentury's business which is unsecured and does not constitute Recourse Funded Debt, (c) Debt which is subordinated to Debt under this Agreement and the Notes on terms and conditions acceptable to the Banks, in their sole discretion, and (d) Debt of an Unrestricted Subsidiary for which AeroCentury is not a guarantor in whole or in part or otherwise liable.

               "Permitted Liens" shall mean (a) any Liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by AeroCentury by appropriate proceedings and for which adequate reserves have been established by AeroCentury as reflected in AeroCentury's financial statements; (b) any mechanic's, materialman's, carrier's, warehousemen's or similar Liens for sums not yet due or being contested in good faith by AeroCentury by appropriate proceedings and for which adequate reserves have been established by AeroCentury as reflected in AeroCentury's financial statements; (c) easements, rights-of-way, restrictions and other similar encumbrances on the real property or fixtures of AeroCentury incurred in the ordinary course of business which individually or in the aggregate are not substantial in amount and which do not in any case materially detract from the value or marketability of the property subject thereto or interfere with the ordinary conduct of the business of AeroCentury; (d) Liens (other than Liens imposed on any property of AeroCentury pursuant to ERISA or
          Section 412 of the Code) incurred or deposits made in the ordinary course of business, including Liens in connection with workers' compensation, unemployment insurance and other types of social security and Liens to secure performance of tenders, statutory obligations, surety and appeal bonds (in the case of appeal bonds such Lien shall not secure any reimbursement or indemnity obligation in an amount greater than $250,000), bids, leases that are not Capitalized Leases, performance bonds, sales contracts and other similar obligations, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price, and which do not, in the aggregate, result in a Material Adverse Effect;
          (e) Liens, if any, existing on the date hereof and listed in Schedule 1 hereto; and (f) Liens on the assets of Unrestricted Subsidiaries.

         "Person" shall mean any individual, corporation, partnership, joint venture, association, company, business trust or entity, or other entity of whatever nature.

  "Plan" shall mean an employee benefit plan as defined in Section 3(3) of ERISA, other than a Multiemployer Plan, whether formal or informal and whether legally binding or not.

         "Potential Default" shall mean an event, condition or circumstance that with the giving of notice or lapse of time or both would become an Event of Default.

     "Prohibited Transaction" shall mean a transaction that is prohibited under Code Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408.

         "Recourse Debt" shall mean Debt with respect to which the creditor or lender has or may have recourse against AeroCentury by reason of any guaranty or other obligation on the part of AeroCentury.

         "Recourse Funded Debt" shall mean (i) all indebtedness, liabilities, and obligations, now existing or hereafter arising, for money borrowed by AeroCentury on a recourse basis whether or not evidenced by any note, indenture, or agreement (including, without limitation, the Note and any indebtedness for money borrowed from an Affiliate) and (ii) all indebtedness of others for money borrowed (including indebtedness of an Affiliate) with respect to which AeroCentury has become liable on a recourse basis by way of a guarantee or indemnity.

         "Regulation" shall mean any statute, law, ordinance, regulation, order or rule of any United States or foreign, federal, state, local or other government or governmental body, including, without limitation, those covering or related to banking, financial transactions, securities, public utilities, environmental control, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wages and hours, employee benefits, and price and wage control matters.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as it may be amended from time to time.

         "Regulatory Change" shall mean any change after the date of this Agreement in any Regulation (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests of or under any Regulation (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof applying to a class of banks including any one of the Banks but excluding any foreign office of any Bank.

     "Reportable Event" shall mean, with respect to a Pension Plan: (a) Any of the events set forth in ERISA Sections 4043(b) (other than a reportable event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations) or 4063(a) or the regulations thereunder, (b) an event requiring any AeroCentury or any ERISA Affiliate to provide security to a Pension Plan under Code Section 401(a)(29) and (c) any failure by any AeroCentury or any ERISA Affiliate to make payments required by Code Section 412(m).

         "Request for Advance" shall have the meaning set forth in Section 2.3.(a).

         "Required Banks" at any time shall mean Banks whose Revolving Loan Commitments equal or exceed 66 2/3 % of the total of such Revolving Loan Commitments if no Loans are outstanding or, if Loans are outstanding, Banks whose outstanding Loans equal or exceed 66 2/3% of the Loans, but in no event less than three Banks.

         "Revolver  Termination  Date"  shall  have  the  meaning  set  forth in
         Section 2.1(a).

         "Revolving  Loan  Commitment"  shall  have  the  meaning  set  forth in
         Section 2.1(a).

         "Revolving Loan Commitment Percentage" shall mean with respect to each Bank the percentage set forth opposite its name in Exhibit A hereto.

         "Revolving Credit Loan" shall have the meaning set forth in Section 2.1(a).

         "Revolving Credit Note" shall have the meaning set forth in Section
         2.2.

         "Security Agreement" shall mean all writings, agreements, and documents in any jurisdiction, whether within the United States or outside of the United States, the intended purpose of which is to grant a security interest in property, whether then owned by AeroCentury or thereafter acquired, and all replacements of said property, as collateral security for the payment and performance of the Obligations, including but not limited to (1) the Mortgage and Security Agreement, dated August 11,
         1998 by First Security Bank, N.A. trustee under Trust Agreement (N272EP) dated as of October 31, 1991 in favor of First Union National Bank, as Agent, which has been assigned to National City, as successor Agent, (2) the Mortgage and Security Agreement, dated August 11, 1998 by First Security Bank, N.A. trustee under Trust Agreement (N272EP) dated as of October 31, 1991 and trustee under Trust Agreement (N12303) dated as of November 15, 1989, First Union National Bank, as Agent, which has been assigned to National City, as successor Agent, (3) the Mortgage and Security Agreement, dated March 31, 1999 by AeroCentury First Union National Bank, as Agent, which has been assigned to National City, as successor Agent, (4) the Security Agreement dated June 28, 2000 (which amends, restates and supersedes that certain Security Agreement, dated December 21, 1998) between AeroCentury Corp., as debtor, and National City Bank, as Agent, and (5) all amendments, modifications, supplements, amendments and restatements, replacements and substitutions of each of the foregoing.

         "Solvent" shall mean, with respect to any Person, that the aggregate present fair saleable value of such Person's assets is in excess of the total amount of its probable liabilities on its existing debts as they become absolute and matured, such Person has not incurred debts beyond its foreseeable ability to pay such debts as they mature, and such Person has capital adequate to conduct the business it is presently engaged in or is about to engage in.

         "Subordinated Debt" shall mean Debt which is subordinated in right of payment and all other respects to the Obligations, including but not limited to the Notes, pursuant to a written subordination agreement in form and substance satisfactory to the Banks.

         "Subsidiary" shall mean a corporation, limited liability company or other entity the shares of stock, membership interests or other equity interests of which having ordinary voting power (other than stock, membership interests or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or both, by AeroCentury.

         "Swap Agreement" shall have the meaning set forth in 11 U.S.C.Sect.101 and shall include but not be limited to interest rate swap agreements, interest rate cap agreements, interest collar agreements, interest rate hedging agreements, interest rate floor agreements or other similar agreements or arrangements.

         "Tangible Net Worth" shall mean Net Worth, minus Intangible Assets.

         "Termination Event" shall mean, with respect to a Pension Plan: (a) a Reportable Event, (b) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under ERISA Sect. 4041(c),(c) the institution of proceedings to terminate a Pension Plan under ERISA
         Section 4042 or (d) the appointment of a trustee to administer any Pension Plan under ERISA Section 4042.

         "Unfunded Pension Liabilities" shall mean, with respect to any Pension Plan at any time, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, over the fair market value of Pension Plan assets.

         "Unrecognized Retiree Welfare Liability" shall mean, with respect to any Plan that provides post-retirement benefits other than pension benefits, the amount of the accumulated post-retirement benefit obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, as of the most recent valuation date. Prior to the date such statement is applicable to AeroCentury, such amount of the obligation shall be based on an estimate made in good faith.

         "Unrestricted Subsidiaries" shall mean Subsidiaries which are special purpose or bankruptcy remote that have debt on their respective balance sheets which when consolidated with AeroCentury is deemed to be Non-Recourse Debt to AeroCentury.

         1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles consistent with those applied in the preparation of the financial statements referred to in Section 3.5, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.


                                                    20 The Credit

         2.1.  The Loans.

               (a) Revolving Credit Loans; Commitment. Subject to the terms and conditions herein set forth, each Bank agrees, severally and not jointly, to make revolving credit loans (collectively, the "Revolving Credit Loans" or the "Loans", and individually a "Revolving Credit Loan" or a "Loan") to AeroCentury from time to time during the period beginning on the date hereof and ending on June 28, 2003 or on the earlier date of termination in full, pursuant to Section 2.6 or
          Section 8.1 hereof, of the obligations of such Bank under this Section
          2.1 (June 28, 2003 or such earlier date of termination being herein called the "Revolver Termination Date") in amounts not to exceed at any time outstanding, in the aggregate, the commitment amount set forth opposite the name of such Bank on Exhibit A hereto (each such amount, as the same may be reduced pursuant to Section 2.6 hereof being hereinafter called such Bank's "Revolving Loan Commitment"). The Banks' collective commitment to make Loans shall be the "Aggregate Revolving Loan Commitment". All Loans shall be made by the Banks simultaneously and pro rata in accordance with their respective Commitments. All Loans shall be made to AeroCentury at the principal office of National City in Cleveland, Ohio.

          (b) Interest Rate Options. AeroCentury may request Revolving Credit Loans to bear interest at the Alternate Base Rate or LIBO Rate options (described in Section 2.4). The Loans outstanding at any one time may involve any combination of such interest rate options in such amounts as AeroCentury may determine, subject to the terms and conditions hereof, including the requirements concerning minimum Loan requests and the requirements that (i) no request may be made which would require more than one interest rate option or more than one Interest Period to apply to Loans made on any single date, and (ii), in the case of LIBO Rate Loans, (a) not more than four such Loans may be outstanding at any one time, unless there shall not be any Base Rate Loans outstanding in which case the number may be five, and (b) no LIBO Rate Loan may have an Interest Period extending beyond the Revolver Termination Date.

          (c) Maximum Loans Outstanding. AeroCentury shall not be entitled to any new Revolving Credit Loan if, after giving effect to such Loan, the unpaid amount of the then outstanding Loans would exceed the lesser of (i) the Aggregate Revolving Loan Commitment or (ii) the then current Borrowing Base, as stated in the most recent Borrowing Base Certificate furnished to National City as provided herein. For purposes of determining the amount of Revolving Credit Loans outstanding, the Letters of Credit issued pursuant to Section 2.1(i) hereof shall be deemed Revolving Credit Loans and shall be added to the Revolving Credit Loans outstanding to determine the aggregate Revolving Credit Loans outstanding.

              (d) Minimum Loan Amount. Except for Loans which exhaust the full remaining amount of the Aggregate Revolving Loan Commitment and conversions which result in the conversion of all Loans subject to a particular interest rate option, each of which may be in lesser amounts, (i) each LIBO Rate Loan when made (and each conversion of Base Rate Loans into LIBO Rate Loans) shall be in an amount at least equal to $3,000,000 or, if greater, then in such minimum amount plus $100,000 multiples, and (ii) each Base Rate Loan when made (and each conversion of LIBO Rate Loans into Base Rate Loans) shall be in an amount at least equal to $250,000 or, if greater, then in such minimum amount plus $25,000 multiples.

              (e) Prepayment and Reborrowing. Prior to the Revolver Termination Date and within the limits of the Aggregate Revolving Loan Commitment and the Borrowing Base, AeroCentury may borrow, prepay and reborrow Revolving Credit Loans. All Revolving Credit Loans shall mature and be due and payable on the Revolver Termination Date.


              (f) Revolving Loan Commitment Percentages. The obligation of each Bank to make a Loan to AeroCentury at any time shall be limited to its percentage (the "Revolving Loan Commitment Percentage") as set forth opposite its name on Exhibit A hereto multiplied by the aggregate principal amount of the Loan requested. The principal amounts of the respective Loans made by the Banks on the occasion of each Borrowing shall be pro rata in accordance with their respective Revolving Loan Commitment Percentages. No Bank shall be required or permitted to make any Loan if, immediately after giving effect to such Loan, and the application of the proceeds of a Loan to the extent applied to the repayment of the Loans, the sum of such Bank's Loans outstanding would exceed such Bank's Revolving Loan Commitment.

              (g) Several Obligations. The failure of any one or more Banks to make Loans in accordance with its or their obligations shall not relieve the other Banks of their several obligations hereunder, but in no event shall the aggregate amount at any one time outstanding which any Bank shall be required to lend hereunder exceed its Revolving Loan Commitment.

          (h) Payment of Additional Amount. If any principal of a LIBO Rate Loan shall be repaid (whether upon prepayment, reduction of the Aggregate Revolving Loan Commitment after acceleration or for any other reason) or converted to a Base Rate Loan prior to the last day of the Interest Period applicable to such LIBO Rate Loan or if AeroCentury fails for any reason to borrow a LIBO Rate Loan after giving irrevocable notice pursuant to Section 2.3, it shall pay to each Bank, in addition to the principal and interest then to be paid, such additional amounts as may be necessary to compensate each Bank for all direct and indirect costs and losses (including losses resulting from redeployment of prepaid or unborrowed funds at rates lower than the cost of such funds to such Bank, and including lost profits incurred or sustained by such Bank) as a result of such repayment or failure to borrow (the "Additional Amount"). The Additional Amount (which each Bank shall take reasonable measures to minimize) shall be specified in a written notice or certificate delivered to AeroCentury by National City, as Agent, in the form provided by each Bank sustaining such costs or losses. Such notice or certificate shall contain a calculation in reasonable detail of the Additional Amount to be compensated and shall be conclusive as to the facts and the amounts stated therein, absent manifest error.

              (i) Letters of Credit. National City, as Agent, under the terms and subject to the conditions of this Agreement, on behalf of itself and each other Bank in the same proportions as each Bank's Revolving Loan Commitment bears to the Aggregate Revolving Loan Commitment, shall provide Letters of Credit to AeroCentury, from time to time prior to the Revolver Termination Date, as requested by AeroCentury, provided that (A) the aggregate amount of Letters of Credit outstanding at any one time shall not exceed $5,000,000 or such lesser amount, if any, as will, when added to the amount of the Revolving Credit Loans then outstanding, aggregate more than the Aggregate Revolving Loan Commitment (or such lesser amount as AeroCentury is entitled to borrow hereunder at such time by reason of the limitation of the Borrowing Base or otherwise), and (B) no Letter of Credit shall be for a term longer than 180 days.

         AeroCentury shall request a Letter of Credit by delivering a completed letter of credit application to National City on such form as may be specified by National City not less than three Business Days prior to the date specified by AeroCentury as the date the Letter of Credit is to be issued. The standard form of National City letter of credit application as currently in effect shall be used.

         Letters of Credit shall not bear interest until drawn upon but shall each be subject to an annual charge, payable quarterly in arrears from the date of issuance, equal to (a) the Applicable Borrowing Margin for LIBO Rate Loans as in effect from time to time times the aggregate amount of all Letters of Credit outstanding which shall be shared among the Banks pro rata in the same proportions that each Bank's Loan Commitment bears to the Aggregate Loan
Commitment, and (b) 25 basis points (1/4 of 1%) times the face amount of each Letter of Credit outstanding which shall be payable to the issuing Bank.

          If any obligation of AeroCentury to pay money in connection with any Letter of Credit is not met when requested by National City, as Agent, as permitted by the applicable letter of credit application and the reimbursement agreement contained therein, the amount due shall be funded automatically by a Revolving Credit Loan which Loan shall be made without regard to any minimum borrowing requirement, condition precedent herein, or Event of Default hereunder which would otherwise entitle any Bank or the Banks not to provide such Revolving Credit Loan, and each Bank shall make its proportionate share of such Revolving Credit Loan. Any obligation of AeroCentury to pay money in connection with any Letter of Credit or the application therefor shall be deemed secured as if made as a Loan hereunder. In the event AeroCentury shall terminate the Aggregate Revolving Loan Commitment as provided in Section 2.6 and shall pay the outstanding principal amount of the Revolving Credit Loans in full and with interest or the Revolver Termination Date shall occur at a time when one or more Letters of Credit remain outstanding, then AeroCentury shall furnish to National City, as Agent, within two Business Days such amount of cash, to be held as cash collateral and invested in certificates of deposit of National City with interest payable to AeroCentury, as will pay the maximum amount which may be drawn by beneficiaries of Letters of Credit outstanding at the date of such termination or the Revolver Termination Date, as applicable.

         2.2. The Notes. The Revolving Credit Loans made by each Bank shall all be evidenced by a single promissory note of AeroCentury (each such promissory note as it may be amended, extended, modified or renewed a "Revolving Credit Note" or a "Note" and together the "Revolving Credit Notes" or the "Notes") in principal face amount equal to such Bank's Revolving Loan Commitment, payable to the order of such Bank and otherwise in the form attached hereto as Exhibit B. The Revolving Credit Notes shall be dated the Closing Date, shall bear interest at the rate per annum and be payable as to principal and interest in accordance with the terms hereof. The Revolving Credit Notes shall mature upon the Revolver Termination Date and, upon maturity, each outstanding Revolving Credit Loan evidenced thereby shall be due and payable. Notwithstanding the stated amount of any Revolving Credit Note, the liability of AeroCentury under each Revolving Credit Note shall be limited at all times to the outstanding principal amount of the Revolving Credit Loans by each Bank evidenced thereby, plus all interest accrued thereon and the amount of all costs and expenses then payable hereunder, as established by each such Bank's books and records, which books and records shall be conclusive absent manifest error.

         2.3.  Funding Procedures.

              (a) Request for Advance. Each request for a Revolving Credit Loan or the conversion or renewal of an interest rate with respect to a Loan shall be made not later than 1:00 p.m. EST on a Business Day by delivery to National City of a written request signed by AeroCentury or, in the alternative, a telephone request followed promptly by written confirmation of the request (a "Request for Advance"), specifying the date and amount of the Loan to be made, converted or renewed, selecting the interest rate option applicable thereto, and in the case of LIBO Rate Loans, specifying the Interest Period applicable to such Loans. The form of request to be used in connection with the making, conversion or renewal of Revolving Credit Loans shall be that form provided to AeroCentury by National City. Each request shall be received not less than one Business Day prior to the date of the proposed borrowing, conversion or renewal in the case of Base Rate Loans, and three London Business Days prior to the date of the proposed borrowing, conversion or renewal in the case of LIBO Rate Loans. No request shall be effective until actually received in writing by National City, as the Agent.

              (b) Actions by Agent. Upon receipt of a Request for Advance and if the conditions precedent provided herein shall be satisfied at the time of such request, National City promptly shall notify each Bank of such request and of such Bank's ratable share of such Loan. Upon receipt by National City of a Request for Advance, the request shall not be revocable by AeroCentury.

              (c Availability of Funds. Not later than 2:00 p.m. EST on the date of each Loan, each Bank shall make available (except as provided in clause (d) below) its ratable share of such Loan, in immediately available funds, to National City at the address set forth opposite its name on the signature page hereof or at such account in London as National City shall specify to AeroCentury and the Banks. Unless National City knows that any applicable condition specified herein has not been satisfied, it will make the funds so received from the Banks immediately available to AeroCentury on the date of each Loan by a credit to the account of AeroCentury at National City at the aforesaid address.

              (d Funding Assumptions. Unless National City shall have been notified by any Bank at least one Business Day prior to the date of the making, conversion or renewal of any LIBO Rate Loan, or by 3:00 p.m. EST on the date a Base Rate Loan is requested, that such Bank does not intend to make available to National City, such Bank's portion of the total amount of the Loan to be made, converted or renewed on such date, National City may assume that such Bank has made such amount available to National City on the date of the Loan and National City may, in reliance upon such assumption, make available to AeroCentury a corresponding amount. If and to the extent such Bank shall not have so made such funds available to National City, such Bank agrees to repay National City forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to AeroCentury until the date such amount is repaid to National City, at the Federal Funds Rate plus 50 basis points for three Business Days, and thereafter at the Alternate Base Rate plus the Applicable Borrowing Margin. If such Bank shall repay to National City such corresponding amount, such amounts so repaid shall constitute such Bank's Loan for purposes of this Agreement. If such Bank does not repay such corresponding amount forthwith upon National City's demand therefor, National City shall promptly notify AeroCentury, and AeroCentury shall immediately pay such corresponding amount to National City, without any prepayment penalty or premium, but with interest on the amount repaid, for each day from the date such amount is made available to AeroCentury until the date such amount is repaid to National City, at the rate of interest applicable at the time to such Loan. Nothing herein shall be deemed to relieve any Bank of its obligation to fulfill its Revolving Loan Commitment hereunder or to prejudice any rights which AeroCentury may have against any Bank as a result of any default by such Bank hereunder.

              (e Proceeds of Loan Being Repaid. If the Banks make a Loan on a day on which all or any part of an outstanding Loan from the Banks is to be repaid, each Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to National City as provided in clause (c).

         2.4.  Interest Rates.

              (a Alternate Base Rate. Each Base Rate Loan shall bear interest on the principal amount thereof from the date made until such Loan is paid in full or converted, at a rate per annum equal to the Alternate Base Rate determined from time to time plus the Applicable Borrowing Margin for Base Rate Loans.

              (b LIBO Rate. Each LIBO Rate Loan shall bear interest on the principal amount thereof from the date made until such Loan is paid in full, renewed, or converted, at a rate per annum equal to the LIBO Rate plus the Applicable Borrowing Margin for LIBO Rate Loans. After receipt of a request for a LIBO Rate Loan, National City shall proceed to determine the LIBO Rate to be applicable thereto. National City shall give prompt notice by telephone or facsimile to AeroCentury and to each Bank of the LIBO Rate thus determined in respect of each LIBO Rate Loan or any change therein. In the event AeroCentury fails or is not permitted to select an Interest Period for any LIBO Rate Loan which is maturing within the time period and otherwise as provided herein, such Loan shall be automatically converted into a Base Rate Loan on the last day of the Interest Period for such Loan.

              (c Renewals and Conversions. AeroCentury shall have the right to convert Base Rate Loans into LIBO Rate Loans, and vice versa, and to renew LIBO Rate Loans from time to time, provided that: (i) AeroCentury shall give National City notice of each permitted conversion or renewal; (ii) LIBO Rate Loans may be converted or renewed only as of the last day of the applicable Interest Period for such Loans; (iii) without the consent of each of the Banks, no Base Rate Loan may be converted into a LIBO Rate Loan, and no Interest Period may be renewed if on the proposed date of conversion an Event of Default, or Potential Default exists or would thereby occur. National City shall use its best efforts to notify AeroCentury of the effectiveness of such conversion or renewal, and the new interest rate to which the converted or renewed Loan is subject, as soon as practicable after the conversion; provided, however, that any failure to give such notice shall not affect AeroCentury's obligations or the Banks' rights and remedies hereunder in any way whatsoever.

        (d Reinstatements. The liability of AeroCentury under this Section 2.4 shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the payments to the Banks is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of AeroCentury or any other person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to AeroCentury or any other Person or any substantial part of its property, or otherwise, all as though such payment had not been made.

         2.5.  Fees.

              (a Commitment Fee. AeroCentury agrees to pay to National City, as the Agent, for the account of each Bank, a commitment fee (the "Commitment Fee") computed on the basis of a year of 365 days or 366 days, in the case of a leap year, for the actual number of days elapsed at the rate per annum set forth in
Schedule 2 attached to this Agreement times the average daily amount of the unused portion of the Aggregate Revolving Loan Commitment. The Commitment Fee shall be payable commencing with the date hereof and shall continue to and including the Revolver Termination Date. The unused portion of the Aggregate Revolving Loan Commitment shall mean the Aggregate Revolving Loan Commitment less the unpaid principal amount of all Loans. The Commitment Fee shall be payable in quarterly installments on the last Business Day of each calendar quarter and on the Revolver Termination Date.

              (b Structuring and Arranging Fee; Administrative Fee. A Structuring and Arranging Fee as well as an Administrative Fee shall be payable to National City as set forth in a separate letter agreement between National City and AeroCentury.

         2.6.  Termination or Reduction of Aggregate Revolving Loan Commitment.

              (a Voluntary. AeroCentury may at any time, on not less than three Business Days' written notice, terminate or permanently reduce the Aggregate Revolving Loan Commitment pro rata among the Banks, provided that any reduction shall be in the minimum amount of $5,000,000 and that no such reduction shall cause the principal amount of Loans outstanding to exceed the Aggregate Revolving Credit Commitment as reduced or the Borrowing Base, whichever is less.

              (b Termination. In the event the Aggregate Revolving Loan Commitment is terminated, the Revolver Termination Date shall accelerate and AeroCentury shall, simultaneously with such termination, repay the Base Rate Loans and LIBO Rate Loans in accordance with Section 2.8.

         2.7.  Loan Prepayments (Optional and Mandatory).

              (a Base Rate Loans. On one Business Day's notice to the Banks, AeroCentury may, at its option, prepay the Base Rate Loans in whole at any time or in part from time to time, provided that each partial prepayment shall be in at least the principal amount of $25,000 or, if greater, then in $10,000 multiples.

              (b LIBO Rate Loans. AeroCentury may, at its option prepay any LIBO Rate Loan provided that if it shall prepay a LIBO Rate Loan prior to the last day of the applicable Interest Period, or shall fail to borrow any LIBO Rate Loan on the date such Loan is to be made, it shall pay to each Bank, in addition to the principal and interest then to be paid in the case of a prepayment, on such date of prepayment, the Additional Amount incurred or sustained by such Bank as a result of such prepayment or failure to borrow as provided in
Section 2.1(h).

              (c Mandatory Prepayments. AeroCentury shall prepay Base Rate Loans and LIBO Rate Loans, in such order and combination as it may elect, in an amount equal to 100% of the net proceeds received by it from the sale of any assets which sale was not made in the ordinary course of the business of AeroCentury and the aggregate proceeds from any individual assets or group of assets sold at the same approximate time was at least equal to $100,000. Such prepayment shall be made promptly but in no event later than three Business Days following the receipt of any said net proceeds.

         2.8. Payments.

          (a Base Rate Loans. Accrued interest on all Base Rate Loans shall be due and payable on the last Business Day of each calendar quarter and upon the Revolver Termination Date.

              (b LIBO Rate Loans. Accrued interest on LIBO Rate Loans with Interest Periods of one, two or three months shall be due and payable on the last day of such Interest Period. Accrued interest on LIBO Rate Loans with Interest Periods of six months shall be due and payable at the end of the third month and on the last day of the Interest Period.

              (c Form of Payments, Application of Payments, Payment Administration, Etc. Provided that no Event of Default or Potential Default then exists, all payments and prepayments shall be applied to the Loans in such order and to such extent as shall be specified by AeroCentury, by written notice to National City at the time of such payment or prepayment. Except as otherwise provided herein, all payments of principal, interest, fees, or other amounts payable by AeroCentury hereunder shall be remitted to National City on behalf of the Banks at the address set forth opposite its name on the signature page hereof or at such office or account as National City shall specify to AeroCentury and the Banks, in immediately available funds not later than 2:00 p.m. EST on the day when due. National City will promptly distribute to each Bank by wire transfer in immediately available funds each Bank's pro rata share of such payment based upon such Bank's Revolving Loan Commitment Percentage. Whenever any payment is stated as due on a day which is not a Business Day, the maturity of such payment shall, except as otherwise provided in the definition of "Interest Period", be extended to the next succeeding Business Day and interest and commitment fees shall continue to accrue during such extension. AeroCentury authorizes National City to deduct from any account of AeroCentury maintained at National City or over which National City has control any amount payable under this Agreement, the Notes or any other Loan Document which is not paid in a timely manner. National City's failure to deliver any bill, statement or invoice with respect to amounts due under this Section or under any Loan Document shall not affect AeroCentury's obligation to pay any installment of principal, interest or any other amount under this Agreement when due and payable.

              (d Net Payments. All payments made to the Banks and National City, as the Agent, by AeroCentury hereunder, under any Note or under any other Loan Document will be made without set off, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or any political subdivision or taxing authority thereof or therein (but excluding, except as provided below, any tax imposed on or measured by the gross or net income of a Bank (including all interest, penalties or similar liabilities related thereto) pursuant to the laws of the United States of America or any political subdivision thereof, or taxing authority of the United States of America or any political subdivision thereof, in which the principal office or applicable lending office of such Bank is located), and all interest, penalties or similar liabilities with respect thereto (collectively, together with any amounts payable pursuant to the next sentence, "Taxes"). AeroCentury shall also reimburse each Bank, upon the written request of such Bank, for Taxes imposed on or measured by the gross or net income of such Bank pursuant to the laws of the United States of America (or any State or political subdivision thereof), or the jurisdiction (or any political subdivision or taxing authority thereof) in which the principal office or applicable lending office of such Bank is located as such Bank shall determine are payable by such Bank due to the amount of Taxes paid to or on behalf of such Bank pursuant to this or the preceding sentence. If any Taxes are so levied or imposed, AeroCentury agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under any Note or under any other Loan Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. AeroCentury will furnish to National City upon request certified copies of tax receipts evidencing such payment by AeroCentury. AeroCentury will indemnify and hold harmless National City and each Bank, and reimburse National City or such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Bank.

         Notwithstanding the preceding paragraph, AeroCentury shall be entitled, to the extent required to do so by law, to deduct or withhold Taxes imposed by the United States of America (or any political subdivision or taxing authority thereof) from interest, fees or other amounts payable hereunder for the account of any Person other than a Bank (x) that is a domestic corporation (as such term is defined in Section 7701 of the Code) for federal income tax purposes (but excluding any foreign office of any Bank) or (y) that has necessary forms on file with AeroCentury for the applicable year to the extent deduction or withholding of such Taxes is not required as a result of the filing of such forms, provided that if AeroCentury shall so deduct or withhold any such Taxes, it shall provide a statement to National City and such Bank, setting forth the amount of such Taxes so paid or withheld, the applicable rate and any other information or documentation which such Bank may reasonably request for assisting such Bank to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Bank is subject to tax.

              (e Demand Deposit Account. AeroCentury shall maintain at least one demand deposit account with National City for purposes of this Agreement. AeroCentury authorizes National City (but National City shall not be obligated) to deposit into said account all amounts to be advanced to AeroCentury hereunder. AeroCentury authorizes National City(but National City shall not be obligated) to deduct from said account, or any other account maintained by AeroCentury at National City, as the Agent, any amount payable hereunder on or after the date upon which it is due and payable. Such authorization shall include but not be limited to amounts payable with respect to principal, interest, fees and expenses.

         2.9. Change in Circumstances, Yield Protection.

              (a Certain Regulatory Changes. If any Regulatory Change or compliance by the Banks with any request made after the date of this Agreement by the Board of Governors of the Federal Reserve System or by any Federal Reserve Bank or other central bank or fiscal, monetary or similar authority (in each case whether or not having the force of law) shall (i) impose, modify or make applicable any reserve, special deposit, Federal Deposit Insurance Corporation premium or similar requirement or imposition against assets held by, or deposits in or for the account of, or loans made by, or any other acquisition of funds for loans or advances by, the Banks; (ii) impose on the Banks any other condition regarding the Notes; (iii) subject the Banks to, or cause the withdrawal or termination of any previously granted exemption with respect to, any tax (including any withholding tax but not including any income tax not currently causing the Banks to be subject to withholding) or any other levy, impost, duty, charge, fee or deduction on or from any payments due from AeroCentury; or (iv) change the basis of taxation of payments from AeroCentury to the Banks (other than by reason of a change in the method of taxation of a Bank's net income); and the result of any of the foregoing events is to increase the cost to a Bank of making or maintaining any Loan or to reduce the amount of principal, interest or fees to be received by the Bank hereunder in respect of any Loan, National City will immediately so notify AeroCentury. If a Bank determines in good faith that the effects of the change resulting in such increased cost or reduced amount cannot reasonably be avoided or the cost thereof mitigated, then upon notice by National City to AeroCentury, AeroCentury shall pay to such Bank on each interest payment date of the Loan, such additional amount as shall be necessary to compensate the Bank for such increased cost or reduced amount.

              (b Capital Adequacy. If any Bank shall determine that any Regulation regarding capital adequacy or the adoption of any Regulation regarding capital adequacy, which Regulation is applicable to banks (or their holding companies) generally and not such Bank (or its holding company) specifically, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or its holding company) with any such request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, AeroCentury shall promptly pay to National City for the account of such Bank, upon the demand of such Bank, such additional amount or amounts as will compensate such Bank for such reduction.

              (c Ability to Determine LIBO Rate. If National City shall determine (which determination will be made after consultation with any Bank requesting same and shall be, in the absence of fraud or manifest error, conclusive and binding upon all parties hereto) that by reason of abnormal circumstances affecting the interbank eurodollar or applicable eurocurrency market adequate and reasonable means do not exist for ascertaining the LIBO Rate to be applicable to the requested LIBO Rate Loan or that eurodollar or eurocurrency funds in amounts sufficient to fund all the LIBO Rate Loans are not obtainable on reasonable terms, National City shall give notice of such inability or determination by telephone to AeroCentury and to each Bank at least two Business Days prior to the date of the proposed Loan and thereupon the obligations of the Banks to make, convert other Loans to, or renew such LIBO Rate Loan shall be excused, subject, however, to the right of AeroCentury at any time thereafter to submit another request.

              (d Yield Protection. Determination by a Bank for purposes hereof of the effect of any Regulatory Change or other change or circumstance referred to above on its costs of making or maintaining Loans or on amounts receivable by it in respect of the Loans and of the additional amounts required to compensate such Bank in respect of any additional costs, shall be made in good faith and shall be evidenced by a certificate, signed by an officer of such Bank and delivered to AeroCentury, as to the fact and amount of the increased cost incurred by or the reduced amount accruing to the Bank owing to such event or events. Such certificate shall be prepared in reasonable detail and shall be conclusive as to the facts and amounts stated therein, absent manifest error.

              (e Notice of Events. The affected Bank will notify AeroCentury of any event occurring after the date of this Agreement that will entitle such Bank to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Said notice shall be in writing, shall specify the applicable Section or Sections of this Agreement to which it relates and shall set forth the amount or amounts then payable pursuant to this Section. AeroCentury shall pay such Bank the amount shown as due on such notice within 10 days after its receipt of the same.

         2.10. Illegality. Notwithstanding any other provision in this Agreement, if the adoption of any applicable Regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Banks with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for the Banks to (1) maintain their Revolving Loan Commitments, then upon notice to AeroCentury by National City, the Revolving Loan Commitments shall terminate; or (2) maintain or fund their LIBO Rate Loans, then upon notice to the Borrower of such event, the Borrower's outstanding LIBO Rate Loans shall be converted into Base Rate Loans.

         2.11. Discretion of Bank as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each LIBO Rate Loan during each Interest Period for such Loan through the purchase of deposits in the relevant interbank market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBO Rate plus the Applicable Borrowing Margin for such Interest Period.


                                          3. Representations and Warranties

         AeroCentury represents and warrants to the Banks that:

         3.1. Organization, Standing. It (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority necessary to own its assets, carry on its business and enter into and perform its obligations hereunder, under each Loan Document to which it is a party, and (iii) is qualified to do business and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

         3.2. Corporate Authority, Validity, Etc. The making and performance of the Loan Documents to which it is a party are within its power and authority and have been duly authorized by all necessary corporate action. The making and performance of the Loan Documents do not and under present law will not require any consent or approval of any of AeroCentury's shareholders or any other person, do not and under present law will not violate any law, rule, regulation order, writ, judgment, injunction, decree, determination or award, do not violate any provision of its charter or by-laws, do not and will not result in any breach of any material agreement, lease or instrument to which it is a party, by which it is bound or to which any of its assets are or may be subject, and do not and will not give rise to any Lien upon any of its assets. The number of shares and classes of the capital stock of AeroCentury and the ownership thereof are accurately set forth on Schedule 1 attached hereto; all such shares are validly issued, fully paid and non-assessable, and the issuance and sale thereof are in compliance with all applicable federal and state securities and other applicable laws. AeroCentury is not in default under any such agreement, lease or instrument except to the extent such default reasonably could not have a Material Adverse Effect. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by AeroCentury of any Loan Document to which it is a party or for the validity or enforceability thereof. Each Loan Document, when executed and delivered, will be the legal, valid and binding obligation of AeroCentury enforceable against each in accordance with its terms.

         3.3. Litigation. Except as disclosed on Schedule 1, there are no actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or any of its assets before any court, government agency, or other tribunal which if adversely determined reasonably could have a Material Adverse Effect or upon the ability of it to perform under the Loan Documents. If there is any disclosure on Schedule 1, the status (including the tribunal, the nature of the claim and the amount in controversy) of each such litigation matter as of the date of this Agreement is set forth in Schedule 1.

3.4. ERISA. (a) AeroCentury and each ERISA Affiliate are in compliance in all material respects with all applicable  provisions of ERISA
              and  the  regulations   promulgated   thereunder;   and,  neither
               AeroCentury, nor any ERISA Affiliate maintains or contributes to or has maintained or contributed to any multiemployer plan (as defined in Section 4001 of ERISA) under which AeroCentury or any ERISA Affiliate could have any withdrawal liability; (b) neither AeroCentury nor any ERISA Affiliate, sponsors or maintains any Plan under which there is an accumulated funding deficiency within the meaning of Section 412 of the Code, whether or not waived; (c) the aggregate liability for accrued benefits and other ancillary benefits under each Plan that is or will be sponsored or maintained by AeroCentury or any ERISA Affiliate (determined on the basis of the actuarial assumptions prescribed for valuing benefits under terminating single-employer defined benefit plans under Title IV of ERISA) does not exceed the aggregate fair market value of the assets under each such defined benefit pension Plan; (d) the aggregate liability of AeroCentury and each ERISA Affiliate arising out of or relating to a failure of any Plan to comply with the provisions of ERISA or the Code, will not have a Material Adverse Effect; and (e) there does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent Annual Report) of AeroCentury or any ERISA Affiliate under any plan, program or arrangement providing post-retirement life or health benefits.

         3.5. Financial Statements. The financial statements of AeroCentury as of and for the Fiscal Year ending December 31, 1998, the consolidated and consolidating financial statements of AeroCentury and its subsidiary as of and for the Fiscal Year ending December 31, 1999, and the consolidated and consolidating interim financial statements for the three month period ended March 31, 2000, consisting in each case of a balance sheet, statement of income, a statement of shareholders' equity (except in the case of the interim financial statements), statement of cash flows, and accompanying notes to financial statements, furnished to the Banks in connection herewith, present fairly, in all material respects, the financial position, and results of operations of AeroCentury as of the dates and for the periods referred to, in conformity with Generally Accepted Accounting Principles. Except as set forth on Schedule 1 hereto, there are no liabilities, fixed or contingent, which are not reflected in such financial statements, other than liabilities which are not required to be reflected in such balance sheets. There has been no Material Adverse Change since March 31, 2000.

         3.6. Not in Default, Judgments, Etc. No Event of Default or Potential Default under any Loan Document has occurred and is continuing. AeroCentury has satisfied all judgments and is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board bureau, agency, or instrumentality, domestic or foreign.

         3.7. Taxes. AeroCentury has filed all federal, state, local and foreign tax returns and reports which it is required by law to file and as to which its failure to file would have a Material Adverse Effect, and has paid all taxes, including wage taxes, assessments, withholdings and other governmental charges which are presently due and payable, other than those being contested in good faith by appropriate proceedings, if any, and disclosed on Schedule 1. The tax charges, accruals and reserves on the books of AeroCentury are adequate to pay all such taxes that have accrued but are not presently due and payable.

         3.8. Permits, Licenses, Etc. AeroCentury possesses all permits, licenses, franchises, trademarks, trade names, copyrights and patents necessary to the conduct of its business as presently conducted or as presently proposed to be conducted, except where the failure to possess the same would not have a Material Adverse Effect.

         3.9. Compliance with Laws, Etc. AeroCentury is in compliance in all material respects with all Regulations applicable to its business (including obtaining all authorizations, consents, approvals, orders, licenses, exemptions from, and making all filings or registrations or qualifications with, any court or governmental department, public body or authority, commission, board, bureau, agency, or instrumentality), the noncompliance with which reasonably could have a Material Adverse Effect.

               3.10. Solvency. AeroCentury is, and after giving effect to the transactions contemplated hereby, will be, Solvent.

         3.11. No Burdensome Agreements. AeroCentury is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of its directors or officers has or is expected in the future to have a materially adverse effect on its operations, business, assets, liabilities or upon the ability of AeroCentury to perform under the Loan Documents. AeroCentury is not a party to any contract or agreement which in the judgment of its directors or officers has or is expected to have any materially adverse effect on its business, except as otherwise reflected in adequate reserves.

         3.12. Subsidiaries, Etc. AeroCentury has no Subsidiaries except for special purpose entities formed in connection with financings which are non-recourse to AeroCentury. Set forth in Schedule 1 hereto is a complete and correct list, as of the date of this Agreement, of all special purpose entities owned by AeroCentury and all Investments held by AeroCentury in any joint venture or other Person.

         3.13. Title to Properties, Leases. AeroCentury has good and marketable title to all assets and properties reflected as being owned by it in its financial statements as well as to all assets and properties acquired since said date (except property disposed of since said date in the ordinary course of business). Except for the Liens set forth in Schedule 1 hereto and any other Permitted Liens, there are no Liens on any of such assets or properties. It has the right to, and does, enjoy peaceful and undisturbed possession under all material leases under which it is leasing property as a lessee. All such leases are valid, subsisting and in full force and effect, and none of such leases is in default, except where such default, either individually or in the aggregate, could not have a Material Adverse Effect.

         3.14. Public Utility Holding Company; Investment Company. AeroCentury is not a "public utility company" or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; or a "public utility" within the meaning of the Federal Power Act, as amended. Further, AeroCentury is not an "investment company" or an "affiliated person" of an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

         3.15. Margin Stock. AeroCentury is not and will not be engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying or trading in any margin stocks or margin securities (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as amended from time to time). AeroCentury will not use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stocks or margin securities.

         3.16. Use of Proceeds. AeroCentury will use the proceeds of each Loan to be made pursuant hereto for (a) the purchase or financing of Equipment to be leased to unaffiliated persons and the warehouse financing of the lease of that Equipment, (b) working capital needs, and/or (c) general corporate purposes.

         3.17. Depreciation Policies. AeroCentury's current depreciation policies are as set forth in Exhibit E. These policies have been in effect without change since January 1, 1997.

         3.18. Disclosure Generally. The representations and statements made by AeroCentury or on its behalf in connection with this credit facility and the Loans, including representations and statements in each of the Loan Documents, do not and will not contain any untrue statement of a material fact or omit to state a material fact or any fact necessary to make the representations made not materially misleading. No written information, exhibit, report, brochure or financial statement furnished by AeroCentury or on its behalf to the Bank in connection with this credit facility, the Loans, or any Loan Document contains or will contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.


4. Conditions Precedent

     4.1. All Loans. The obligation of each Bank to make any Loan (including but not limited to the first Loan hereunder) or National City, as Agent, to issue any Letter of Credit, is conditioned upon the following:

         (a Documents. AeroCentury shall have delivered and the Bank shall have received a Request for Advance in such form as National City may request from time to time.

         (b Borrowing Base Certificate. AeroCentury shall have delivered and National City shall have received a Borrowing Base Certificate dated the date of the Loan requested under this Agreement.

         (c Covenants; Representations. AeroCentury shall be in compliance with all covenants, agreements and conditions in each Loan Document and each representation and warranty contained in each Loan Document shall be true with the same effect as if such representation or warranty had been made on the date such Loan or Letter of Credit, as applicable, is made or issued.

         (d Defaults. Immediately prior to and after giving effect to such transaction, no Event of Default or Potential Default shall exist.

         (e Material Adverse Change. Since March 31, 2000, there shall not have been any Material Adverse Change with respect to AeroCentury, and there shall not be any other event or circumstance which gives National City, as the Agent, or any Bank reasonable grounds to conclude that AeroCentury may not or will not be able to perform or observe (in the normal course) its obligations hereunder and under the Notes or the other Loan Documents.

     4.2. Conditions to First Loan. In addition to the conditions to all Loans and Letters of Credit as provided in Section 4.1, the obligation of each Bank to make the first Loan is conditioned upon the following:

         (a Articles, Bylaws. Each Bank shall have received copies of the Articles or Certificate of Incorporation and Bylaws of AeroCentury certified by its Secretary or Assistant Secretary; together with Certificate of Good Standing from any jurisdiction where the nature of its business or the ownership of its properties requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

         (b Evidence of Authorization. Each Bank shall have received copies certified by the Secretary or Assistant Secretary of AeroCentury or any other appropriate official (in the case of a Person other than AeroCentury) of all corporate or other action taken by each Person other than the Banks who is a party to any Loan Document to authorize its execution and delivery and performance of the Loan Documents and to authorize the Loans, together with such other related papers as National City, as the Agent, shall reasonably require.

                    (c Legal Opinions. Each Bank shall have received a favorable written opinion in form and substance satisfactory to the Bank from Christopher B. Tigno, Esq., General Counsel to AeroCentury, which shall be addressed to the Bank and be dated the date of the first Loan.

         (d Incumbency. National City, as the Agent, shall have received a certificate signed by the secretary or assistant secretary of AeroCentury together with the true signature of the officer or officers authorized to execute and deliver the Loan Documents and certificates thereunder, upon which the Banks shall be entitled to rely conclusively until it shall have received a further certificate of the secretary or assistant secretary of AeroCentury amending the prior certificate and submitting the signature of the officer or officers named in the new certificate as being authorized to execute and deliver Loan Documents and certificates thereunder.

         (e Notes. Each Bank shall have received a Revolving Credit Note duly executed, completed and issued in accordance herewith.

         (f Documents. National City, as the Agent, shall have received all certificates, instruments and other documents then required to be delivered pursuant to any Loan Documents, in each instance in form and substance reasonably satisfactory to it.

         (g Consents. AeroCentury shall have provided to each Bank evidence satisfactory to it that all governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated hereby have been obtained and remain in effect.

          (h Other Agreements. AeroCentury shall have executed and delivered each other Loan Document required hereunder.

          (i Fees, Expenses. AeroCentury shall simultaneously pay or shall have paid all fees and expenses due hereunder or any other
Loan Document.

               (j JMC Subordination Agreement. Each Bank shall have received a subordination agreement signed by JMC and in form and substance satisfactory to the Banks whereby JMC agrees to subordinate at any time an Event of Default as provided in Section 8.1(a) hereof shall exist and for so long as such Event of Default shall exist a percentage of its right to receive management fees payable to it at any time and from time to time, said percentage to be the greater of (1) 50% of said fees, or (2) that percentage which results from dividing the Loans outstanding hereunder by the Borrowing Base.


5. Affirmative Covenants

         AeroCentury covenants and agrees that, without the prior written consent of the Required Banks, from and after the date hereof and so long as the Revolving Loan Commitments are in effect or any Obligation remains unpaid or outstanding, it will:

                    5.1. Financial Statements and Reports. Furnish to the Banks the following financial information:

         (a Annual  Statements.  As soon as  available  but no later than ninety
(90) days after the end of each Fiscal Year, the consolidated and consolidating balance sheet of AeroCentury as of the end of such year and the prior year in comparative form, and related consolidated and consolidating statements of income, shareholders' equity, and cash flows for the Fiscal Year and the prior Fiscal Year in comparative form (except in the case of the balance sheet which shall be only for the current year). The financial statements shall be in reasonable detail with appropriate notes and be prepared in accordance with Generally Accepted Accounting Principles. The annual financial statements shall be certified (without any qualification or exception) by Arthur Andersen LLP or other independent public accountants acceptable to the Required Banks. Such financial statements shall be accompanied by a report of such independent certified public accountants stating that, in the opinion of such accountants, the consolidated financial statements present fairly, in all material respects, the financial position, and the results of operations and the cash flows of AeroCentury for the period then ended in conformity with Generally Accepted Accounting Principles, except for inconsistencies resulting from changes in accounting principles and methods agreed to by such accountants and specified in such report, and that, in the case of such financial statements, the examination by such accountants of such financial statements has been made in accordance with generally accepted auditing standards and accordingly included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made, as well as evaluating the overall financial statement presentation. Each consolidated financial statement provided under this subsection (a) shall be accompanied by a certificate signed by such accountants either stating that during the course of their examination nothing came to their attention which would cause them to believe that any event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event. In addition to the annual financial statements, AeroCentury shall, promptly upon receipt thereof, furnish to the Bank a copy of each other report submitted to its board of directors by its independent accountants in connection with any annual, interim or special audit made by them of the financial records of AeroCentury.

         (b Quarterly  Statements.  As soon as available but no later than sixty
(60) calendar days after the end of each Fiscal Quarter of each Fiscal Year, the consolidated and consolidating balance sheet and related statements of income, and cash flows of AeroCentury for such quarterly period and for the period from the beginning of such fiscal year to the end of such Fiscal Quarter and a corresponding statement of income and cash flow for the same period in the preceding Fiscal Year, certified by the chief executive officer, chief operating officer or chief financial officer of AeroCentury as having been prepared in accordance with Generally Accepted Accounting Principles (subject to changes resulting from audits and year-end adjustments); provided, however, that if the independent certified public accountants issue a review report on the quarterly financial statements of AeroCentury, the financial statements required by this subsection (b) shall be accompanied by a certificate signed by such accountants either stating that during the course of their examination nothing came to their attention which would cause them to believe that any event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event and the remedial steps being taken by AeroCentury.

         (c) No Default. Within sixty (60) calendar days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within ninety (90) calendar days after the end of each Fiscal Year, a certificate signed by the chief executive officer, chief operating officer or chief financial officer of AeroCentury certifying that, to the best of such officer's knowledge, after due inquiry, (i) AeroCentury has complied with all covenants, agreements and conditions in each Loan Document and that each representation and warranty contained in each Loan Document is true and correct with the same effect as though each such representation and warranty had been made on the date of such certificate (except to the extent such representation or warranty related to a specific prior date), and (ii) no event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event and the remedial steps being taken by AeroCentury.

         (d) ERISA. All reports and forms filed with respect to all Plans, except as filed in the normal course of business and that would not result in an adverse action to be taken under ERISA, and details of related information of a Reportable Event, promptly following each filing.

         (e) Material Changes. Notification to National City, as the Agent, and each other Bank, of any litigation, administrative proceeding, investigation, business development, or change in financial condition which could reasonably have a Material Adverse Effect, promptly following its discovery.

         (f) Other Information. AeroCentury will provide to National City, as the Agent, and each other Bank (i) all shareholder and Securities and Exchange Commission notices, reports and filings (excluding Forms 3, 4, 5, 13-D and 13-G under the Securities Exchange Act of 1934), (ii) any material press releases simultaneously with their release, (iii) all budgets and forecasts made available to AeroCentury's Board of Directors, and (iv) the annual "desktop" appraisal of all aircraft owned by AeroCentury. In addition, promptly, upon request by National City or any other Bank from time to time (which may be on a monthly or other basis), AeroCentury shall provide such other information and reports regarding its operations, business affairs, prospects and financial condition as National City, as the Agent, or the Banks may reasonably request.

         (g) Borrowing Base Certificates. In the event AeroCentury shall not have delivered a Borrowing Base Certificate to the Banks during any calendar month, it will deliver to the Banks, no later than 30 days after the end of such calendar month as of the last day of the preceding calendar month, a Borrowing Base Certificate signed by the chief executive officer, chief operating officer, chief financial officer or a Senior Vice President of AeroCentury.

     (h) Covenant Complaince Certificate. AeroCentury will deliver to the Banks, no later than 60 days after the end of each calendar quarter, a Covenant Compliance Certificate.

         (i) Monthly Lease Portfolio and Receivables Report. AeroCentury will deliver to the Banks, no later than 30 days after the end of each calendar month, a lease portfolio listing and lease receivables aging report (in form and substance reasonably satisfactory to National City ) applicable to all leases included in the Collateral.

         (j) Maintenance of Current Depreciation Policies. AeroCentury will maintain its method of depreciating its assets substantially consistent with past practices as set forth in Exhibit E and will promptly notify the Bank of any deviation from such practices.

         5.2. Corporate Existence. Preserve its corporate existence and all material franchises, licenses, patents, copyrights, trademarks and trade names consistent with good business practice; and maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

               5.3. ERISA. Comply in all material respects with the provisions of ERISA to the extent applicable to any Plan maintained for the employees of AeroCentury or any ERISA Affiliate; do or cause to be done all such acts and things that are required to maintain the qualified status of each Plan and tax exempt status of each trust forming part of such Plan; not incur any material accumulated funding deficiency (within the meaning of ERISA and the regulations promulgated thereunder), or any material liability to the PBGC (as established by ERISA); not permit any event to occur as described in Section 4042 of ERISA or which may result in the imposition of a lien on its properties or assets; notify the Banks in writing promptly after it has come to the attention of senior management of AeroCentury of the assertion or threat of any "reportable event" or other event described in
               Section 4042 of ERISA (relating to the soundness of a Plan) or the PBGC's ability to assert a material liability against it or impose a lien on its, or any ERISA Affiliates', properties or assets; and refrain from engaging in any Prohibited Transactions or actions causing possible liability under Section 5.02 of ERISA.

         5.4. Compliance with Regulations. Comply in all material respects with all Regulations applicable to its business, the noncompliance with which reasonably could have a Material Adverse Effect.

         5.5. Conduct of Business; Permits and Approvals, Compliance with Laws. Continue to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement; maintain in full force and effect, its franchises, and all licenses, patents, trademarks, trade names, contracts, permits, approvals and other rights necessary to the profitable conduct of its business.

         5.6. Maintenance of Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

         5.7. Payment of Debt; Payment of Taxes, Etc. Where the amount involved exceeds $250,000 or where the non-payment or non-discharge would otherwise have a Material Adverse Effect on AeroCentury or any of its assets: promptly pay and discharge (a) all of its Debt in accordance with the terms thereof; (b) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income and profits, upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default; (c) all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such property or any part thereof; provided, however, that so long as AeroCentury first notifies National City, as the Agent, of its intention to do so, AeroCentury shall not be required to pay and discharge any such Debt, tax, assessment, charge, levy or claim so long as the failure to so pay or discharge does not constitute or result in an Event of Default or a Potential Default hereunder and so long as no foreclosure or other similar proceedings shall have been commenced against such property or any part thereof and so long as the validity thereof shall be contested in good faith by appropriate proceedings diligently pursued and it shall have set aside on its books adequate reserves with respect thereto.

         5.8. Notice of Events. Promptly upon discovery of any of the following events, AeroCentury shall provide telephone notice to National City (confirmed within three (3) calendar days by written notice), describing the event and all action AeroCentury proposes to take with respect thereto:

(a) an Event of Default or Potential Default under this Agreement or any other Loan Document;

         (b) any default or event of default under a contract or contracts and the default or event of default involves payments by AeroCentury in an aggregate amount equal to or in excess of $250,000;

         (c) a default or event of default under or as defined in any evidence of or agreements for Recourse Funded Debt under which AeroCentury's liability is equal to or in excess of $250,000, singularly or in the aggregate, whether or not an event of default thereunder has been declared by any party to such agreement or any event which, upon the lapse of time or the giving of notice or both, would become an event of default under any such agreement or instrument or would permit any party to any such instrument or agreement to terminate or suspend any commitment to lend to AeroCentury or to declare or to cause any such indebtedness to be accelerated or payable before it would otherwise be due;

         (d) the institution of, any material adverse determination in, or the entry of any default judgment or order or stipulated judgment or order in, any suit, action, arbitration, administrative proceeding, criminal prosecution or governmental investigation against AeroCentury in which the amount in controversy is in excess of $250,000, singularly or in the aggregate; or

         (e) any change in any Regulation, including, without limitation, changes in tax laws and regulations, which would have a Material Adverse Effect.

         5.9. Inspection Rights; Collateral Appraisal. At any time during regular business hours and as often as requested of AeroCentury by National City, permit National City or any Bank, or any authorized officer, employee, agent, or representative of any of them to examine and make abstracts from the records and books of account of AeroCentury, wherever located, and to visit the properties of AeroCentury; and to discuss the affairs, finances, and accounts of AeroCentury with its chief executive officer, chief operating officer, chief financial officer or independent accountants. In addition, National City shall cause an appraisal and audit of the Collateral to be made annually commencing with the Fiscal Year ending December 31, 2001. If no Event of Default or Potential Default shall be in existence, AeroCentury shall reimburse National City for the reasonable expense of the Collateral appraisal and audit not to exceed $7,500 in any calendar year whether the examination is performed by National City or a third party approved by National City. If any inspection or collateral appraisal and audit shall be made during the continuance of a Potential Default or an Event of Default, AeroCentury shall reimburse National City for the reasonable expense of such inspection or collateral appraisal and audit without limit. At all times, it is understood and agreed by AeroCentury that all expenses in connection with any such inspection which may be incurred by AeroCentury, any officers and employees thereof and the attorneys and independent certified public accountants therefor shall be expenses payable by AeroCentury and shall not be expenses of the Banks.

     5.10. Generally Accepted Accounting Principles. Maintain books and records at all times in accordance with Generally Accepted Accounting Principles.

         5.11. Compliance with Material Contracts. It will comply in all material respects with all obligations, terms, conditions and covenants, as applicable, in all Debt applicable to it and all instruments and agreements related thereto, and all other instruments and agreements to which it is a party or by which it is bound or any of its properties is affected and in respect of which the failure to comply reasonably could have a Material Adverse Effect.

         5.12. Use of Proceeds. AeroCentury will use the proceeds of each Loan for (a) the purchase or financing of Equipment to be leased to unaffiliated persons and the warehouse financing of the lease of that Equipment, (b) working capital needs, and/or (c) general corporate purposes.

         5.13. Further Assurances. Do such further acts and things and execute and deliver to National City, as the Agent, such additional assignments, agreements, powers and instruments, as the Banks may reasonably require or reasonably deem advisable to carry into affect the purposes of this Agreement or to better assure and confirm unto the Banks their rights, powers and remedies hereunder.

         5.14. Restrictive Covenants in Other Agreements. In the event that AeroCentury shall be or become subject to or suffer to exist any agreement pertaining to Debt which contains covenants or restrictions that are more restrictive on it than the covenants and restrictions contained in this Agreement, each and every such covenant and restriction shall be deemed incorporated herein by reference as fully as if set forth herein for so long as and in such form as such covenants or restrictions shall remain in effect. If and to the extent that any such covenant or restriction shall be inconsistent with or otherwise be in conflict with any covenant or restriction set forth herein (other than by reason of its being more restrictive), this Agreement shall govern.

                                                6. Negative Covenants

         AeroCentury covenants and agrees that, without the prior written consent of the Required Banks, from and after the date hereof and so long as the Revolving Loan Commitments are in effect or any Obligation remains unpaid or outstanding, it will not:

         6.1. Merger, Consolidation. Merge or consolidate with or into any corporation except, if no Potential Default or Event of Default shall have occurred and be continuing either immediately prior to or upon the consummation of such transaction, any Person may be merged into AeroCentury as long as AeroCentury is the surviving entity.

     6.2. Debt. Create, assume or permit to exist any Debt except for Permitted Debt.

     6.3. Liens. Create, assume or permit to exist any Lien on any of it property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, except Permitted Liens.

         6.4. Guarantees. Guarantee or otherwise in any way become or be responsible for indebtedness or obligations (including working capital maintenance, take-or-pay contracts) of any other Person, contingently or otherwise, other than guarantees in the nature of performance guarantees which arise in the ordinary course of AeroCentury's business.

         6.5. Margin Stock. Use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended from time to time.

         6.6. Acquisitions and Investments. Except as may arise in the ordinary course of AeroCentury's aircraft leasing business, purchase or otherwise acquire (including without limitation by way of share exchange) any part or amount of the capital stock or assets of, or make any Investments in any other Person; or enter into any new business activities or ventures not directly related to its present business; or create any Subsidiary, except (a) it may acquire and hold stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to it, (b) it may make and own (i) Investments in certificates of deposit or time deposits having maturities in each case not exceeding one year from the date of issuance thereof and issued by a Bank, or any FDIC-insured commercial bank incorporated in the United States or any state thereof having a combined capital and surplus of not less than
$150,000,000, (ii) Investments in marketable direct obligations issued or unconditionally guaranteed by the United States of America, any agency thereof, or backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of issuance or acquisition thereof,
(iii) Investments in commercial paper issued by a corporation incorporated in the United States or any State thereof maturing no more than one year from the date of issuance thereof and, at the time of acquisition, having a rating of A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Service, Inc., and (iv) investments in money market mutual funds all of the assets of which are invested in cash or investments described in the immediately preceding clauses (i), (ii) and (iii), (c) it may acquire all of the outstanding capital stock or assets of Jetfleet Management Corp., a California corporation ("JMC"), under substantially the terms and conditions set forth in that certain Amended and Restated Management Agreement (the "Management Agreement") between AeroCentury and JMC entered into as of April 23, 1998, and
(d) it may acquire and hold capital stock of or interests in Unrestricted Subsidiaries.

         6.7. Transfer of Assets; Nature of Business. Sell, transfer, pledge, assign or otherwise dispose of any of its assets unless such sale or disposition shall be in the ordinary course of its business for value received; or discontinue, liquidate or change in any material respect any substantial part of its operations or business. Sales of individual or small groups of leases and related equipment from time to time and sales of groups of leases in securitization transactions and transfers of assets in connection with non-recourse financing transactions shall be deemed to be in the ordinary course of the business of AeroCentury. Notwithstanding the foregoing and provided that no Potential Default or Event of Default shall have occurred and be continuing either immediately prior to or upon the consummation of any transaction, AeroCentury may sell, transfer or dispose of assets constituting up to ten percent (10%) of its total assets during any period of twelve months.

         6.8. Restricted Payments. Declare or pay any cash dividends or redeem or retire any shares of the outstanding capital stock of AeroCentury, provided however, if no Event of Default or Potential Default exists either immediately prior to or would exist immediately following, cash dividends, redemptions nd/or retirements may be made in an aggregate amount not in excess of 50% of Net Income earned in the immediately preceding Fiscal Year as disclosed in the financial statements delivered pursuant to Section 5.1(a) hereof.

6.9. Accounting Change. Make or permit any change in financial accounting policies or financial reporting practices, except as required by Generally Accepted Accounting Principles or regulations of the Securities and Exchange Commission, if applicable.

         6.10. Transactions with Affiliates. Enter into any transaction (including, without limitation, the purchase, sale or exchange of property, the rendering of any services or the payment of management fees) with any Affiliate, except transactions in the ordinary course of, and pursuant to the reasonable requirements of its business, including the payment of standard and customary brokerage fees, provided such transactions are in good faith and upon commercially reasonable terms. Sales of individual or small groups of leases and related equipment from time to time and sales of groups of leases in securitization transactions and/or other sales of assets to an Unrestricted Subsidiary shall be deemed to be in the ordinary course of the business of AeroCentury. Management fees paid to JMC in accordance with the Management Agreement as in effect on April 23, 1998 shall be permitted hereunder.

         6.11. Restriction on Amendment of this Agreement. Enter into or otherwise become subject to or suffer to exist any agreement which would require it to obtain the consent of any other person as a condition to the ability of the Banks and AeroCentury to amend or otherwise modify this Agreement.


                                               7. Financial Covenants

         AeroCentury covenants and agrees that from and after the date hereof and so long as the Revolving Loan Commitments are in effect or any Obligation remains unpaid or outstanding, it will maintain the following financial covenants:

         7.1. Minimum Tangible Net Worth. Tangible Net Worth will not at any time be less than the sum of (i) $16,321,530, (ii) 50% Net Income for each Fiscal Quarter ending after March 31, 2000, without deduction for any net losses, (iii) 50% of the net proceeds from any sale of equity securities after the date of this Agreement, and (iv) 50% of the fair value of any equity securities issued after the date of this Agreement in connection with any acquisition permitted hereunder or by waiver hereto.

7.2. Debt Service Coverage Ratio. The ratio of EBTDA to Debt Service for the four (4) most recently ended consecutive Fiscal Quarters will not at any time be less than 1.1:1.

7.3. Recourse Funded Debt to Tangible Net Worth. The ratio of Recourse Funded Debt (including Recourse Funded Debt time exceed 4.0:1.

7.4. Absence of Net Loss. It will not suffer a net loss for any two consecutive Fiscal Quarters or two Fiscal Quarters in any Fiscal Year.

         7.5. Borrowing Base. The aggregate principal amount of Loans outstanding shall not at any time exceed the Borrowing Base or the Aggregate Revolving Loan Commitment, whichever is less; provided, however, that this covenant shall not be deemed breached if, at the time such aggregate amount exceeds said level, within three Business Days after the earlier of the date AeroCentury first has knowledge of such excess or the date of the next Borrowing Base Certificate disclosing the existence of such excess, a prepayment of Loans shall be made in an amount sufficient to assure continued compliance with this covenant in the future.

                                                    8. Default

8.1. Events of Default. AeroCentury shall be in default if any one or more of the following events (each an "Event of Default") occurs:

         (a) Payments. AeroCentury fails to pay (1) any principal of or interest on the Notes when due and payable (whether at maturity, by notice of intention to prepay, or otherwise), or (2) any other amount payable under any Loan Document when it is due and payable, and such failure shall continue in either case for a period of five Business Days or more.

        (b) Covenants. AeroCentury fails to observe or perform (1) any term, condition or covenant set forth in Sections.5.1(a), 5.1(b), 5.1(c), 5.1(g), 5.1(h) or 5.1(j),
        Section 5.2 (first clause only), all sections of Articles 6 and 7 or Section 8.1(a) of this Agreement, as and when required, or (2) any term, condition or covenant contained in this Agreement or any other Loan Document other than as set forth in (1) above, as and when required and such failure shall continue for a period of 10 Business Days or more.

         (c) Representations, Warranties. Any representation or warranty made or deemed to be made by AeroCentury herein or in any Loan Document or in any exhibit, schedule, report or certificate delivered pursuant hereto or thereto shall prove to have been false, misleading or incorrect in any material respect when made or deemed to have been made.

         (d) Bankruptcy. AeroCentury is dissolved or liquidated, makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or trustee, commences any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, has commenced against it any such proceeding which remains undismissed for a period of sixty (60) days, or indicates its consent to, approval of or acquiescence in any such proceeding, or any receiver of or trustee for AeroCentury or any substantial part of the property of AeroCentury is appointed, or if any such receivership or trusteeship continues undischarged for a period of sixty (60) days.

         (e) Certain Other Defaults. (1) AeroCentury shall fail to pay when due any Recourse Funded Debt which singularly exceeds $250,000, or in the aggregate exceeds $250,000, and such failure shall continue beyond any applicable cure period, or (2) AeroCentury shall suffer to exist any default or event of default in the performance or observance, subject to any applicable grace period, of any agreement, term, condition or covenant with respect to any agreement or document relating to Recourse Funded Debt if the effect of such default is to permit, with the giving of notice or passage of time or both, the holders thereof, or any trustee or agent for said holders, to terminate or suspend any commitment (which is equal to or in excess of $250,000 in any individual case or $250,000 in the aggregate) to lend money or to cause or declare any portion of any borrowings thereunder to become due and payable prior to the date on which it would otherwise be due and payable, or (3) any default shall exist under any Swap Agreement; provided that during any applicable cure period the Banks' obligations hereunder to make further Loans shall be suspended.

         (f) Judgments. Any judgments against AeroCentury or against its assets or property for amounts in excess of $1,000,000 in the aggregate remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of thirty (30) days.

         (g) Attachments. Any assets of AeroCentury shall be subject to attachments, levies, or garnishments for amounts in excess of $1,000,000 in the aggregate which have not been dissolved or satisfied within thirty (30) days after service of notice thereof to AeroCentury.

     (h) Change in Management. Neal D. Crispin, Toni M. Perazzo and Marc J. Anderson shall cease to be executive officers of AeroCentury or JMC shall cease to be the management company for AeroCentury as contemplated by the Management Agreement dated as of April 23, 1998.

         (i) Security Interests. Any security interest created pursuant to any Loan Document shall cease to be in full force and effect, or shall cease in any material respect to give the Bank, the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), superior to and prior to the rights of all third Persons, and subject to no other Liens (except as permitted by Section 6.3).

     (j) Material Adverse Change. Any Material Adverse Change shall have occurred.

                    THEN and in every such event  other than that  specified  in
                    Section 8.1(d), National City, as Agent may, or at the written request of the Required Banks shall, immediately terminate the Revolving Loan Commitments and declare the Notes and all other Obligations, including without limitation accrued interest but excluding any obligation under any Swap Agreement then in existence, to be, and they shall thereupon forthwith become due and payable without presentment, demand, or notice of any kind, all of which are hereby expressly waived by AeroCentury. Upon the occurrence of any event specified in Section 8.1(d), the Revolving Loan Commitments shall automatically terminate and the Notes and all other Obligations, including without limitation accrued interest but excluding any obligation under any Swap Agreement then in existence, shall immediately be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by AeroCentury. Any date on which the Notes and such other obligations are declared due and payable pursuant to this
                    Section 8.1 shall be the Revolver Termination Date for purposes of this Agreement. From and after the date an Event of Default shall have occurred and for so long as an Event of Default shall be continuing, the Loans shall bear interest at the Default Rate whether or not a Revolver Termination Date shall have occurred.


                                                      9. Agent

         9.1. Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes National City, as Agent, to take such action on its behalf and to exercise such powers under this Agreement and the Loan Documents as are specifically delegated to it as Agent by the terms hereof or thereof, together with such other powers as are reasonably incidental thereto. The relationship between National City and each Bank has no fiduciary aspects, and National City's duties as Agent hereunder are acknowledged to be only ministerial and not involving the exercise of discretion on its part. Nothing in this Agreement or any Loan Document shall be construed to impose on National City any duties or responsibilities other than those for which express provision is made herein or therein. In performing its duties and functions hereunder, National City does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation with or for AeroCentury. As to matters not expressly provided for in this Agreement or any Loan Document, National City shall not be required to exercise any discretion or to take any action or communicate any notice, but shall be fully protected in so acting or refraining from acting upon the instructions of the Required Banks and their respective successors and assigns; provided, however, that in no event shall National City be required to take any action which exposes it to personal liability or which is contrary to this Agreement, any Loan Document or applicable law, and National City shall be fully justified in failing or refusing to take any action hereunder unless it shall first be specifically indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or omitting to take any such action. If an indemnity furnished to National City for any purpose shall, in its reasonable opinion, be insufficient or become impaired, National City may call for additional indemnity from the Banks and not commence or cease to do the acts for which such indemnity is requested until such additional indemnity is furnished.

         9.2. Duties and Obligations. In performing its functions and duties hereunder on behalf of the Banks, National City shall exercise the same care and skill as it would exercise in dealing with loans for its own account. Neither National City nor any of its directors, officers, employees or other agents shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any Loan Document except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, National City (a) may consult with legal counsel and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith and in accordance with the advice of such experts; (b) makes no representation or warranty to any Bank as to, and shall not be responsible to any Bank for, any recital, statement, representation or warranty made in or in connection with this Agreement, any Loan Document or in any written or oral statement (including a financial or other such statement), instrument or other document delivered in connection herewith or therewith or furnished to any Bank by or on behalf of AeroCentury; (c) shall have no duty to ascertain or inquire into AeroCentury's performance or observance of any of the covenants or conditions contained herein or to inspect any of the property (including the books and records) of AeroCentury or inquire into the use of the proceeds of the Revolving Credit Loans or (unless the officers of National City active in their capacity as officers of National City on AeroCentury's account have actual knowledge thereof or have been notified in writing thereof) to inquire into the existence or possible existence of any Event of Default or Potential Default; (d) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency, collectability or value of this Agreement or any other Loan Document or any instrument or document executed or issued pursuant hereto or in connection herewith, except to the extent that such may be dependent on the due authorization and execution by National City itself; (e) except as expressly provided herein in respect of information and data furnished to National City for distribution to the Banks, shall have no duty or responsibility, either initially or on a continuing basis, to provide to any Bank any credit or other information with respect to AeroCentury, whether coming into its possession before the making of the Loans or at any time or times thereafter; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document for, and shall be entitled to rely and act upon, any notice, consent, certificate or other instrument or writing (which may be by facsimile (telecopier), telegram, cable, or other electronic means) believed by it to be genuine and correct and to have been signed or sent by the proper party or parties.

         9.3. National City Bank as a Bank. With respect to its Revolving Loan Commitment and the Loans made and to be made by it, National City shall have the same rights and powers under this Agreement and all other Loan Documents as the other Banks and may exercise the same as if it were not the Agent. The terms "Bank" and "Banks" as used herein shall, unless otherwise expressly indicated, include National City in its individual capacity. National City and any successor Agent which is a commercial bank, and their respective affiliates, may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with, AeroCentury and its affiliates from time to time, all as if such entity were not the Agent hereunder and without any duty to account therefor to any Bank.

         9.4. Independent Credit Decisions. Each Bank acknowledges to National City that it has, independently and without reliance upon National City or any other Bank, and based upon such documents and information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently or through other advisers and representatives but without reliance upon National City or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or refraining from taking any action under this Agreement or any Loan Document.

         9.5. Indemnification. The Banks agree to indemnify National City (to the extent not previously reimbursed by AeroCentury), ratably in proportion to each Bank's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against National City in its capacity as Agent in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted to be taken by National City in its capacity as Agent hereunder or under any Loan Document; provided that none of the Banks shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from National City's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Bank agrees to reimburse National City, promptly on demand, for such Bank's ratable share (based upon the aforesaid apportionment) of any out-of-pocket expenses (including counsel fees and disbursements) incurred by National City in connection with the preparation, execution, administration or enforcement of, or the preservation of any rights under, this Agreement and the Loan Documents to the extent that National City is not reimbursed for such expenses by AeroCentury.

         9.6. Successor Agent. National City may resign at any time by giving written notice of such resignation to the Banks and AeroCentury, such resignation to be effective only upon the appointment of a successor Agent as hereinafter provided. Upon any such notice of resignation, the Banks shall jointly appoint a successor Agent upon written notice to AeroCentury and National City. If no successor Agent shall have been jointly appointed by such Banks and shall have accepted such appointment within thirty (30) days after National City shall have given notice of resignation, National City may, upon notice to AeroCentury and the Banks, appoint a successor Agent. Upon its acceptance of any appointment as Agent hereunder, the successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of National City, and National City shall be discharged from its duties and obligations as Agent under this Agreement and the Loan Documents. After National City's resignation hereunder, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the Loan Documents.


                                                  10. Miscellaneous

         10.1. Waiver. No failure or delay on the part of National City or any Bank or any holder of any Note in exercising any right, power or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under any Loan Document. The remedies provided under the Loan Documents are cumulative and not exclusive of any remedies provided by law.

         10.2. Amendments. No amendment, modification, termination or waiver of any Loan Document or any provision thereof nor any consent to any departure by AeroCentury therefrom shall be effective unless the same shall have been approved in writing by the Required Banks, be in writing and be signed by National City and AeroCentury, and then any such waiver or consent shall be effective only in the instance and for the specific purpose for which given. No notice to or demand on AeroCentury shall entitle AeroCentury to any other or further notice or demand in similar or other circumstances. Notwithstanding any other provision contained in any Loan Document, no amendment, modification, termination or waiver shall affect the payment of principal (including without limitation the date when due), reduce any interest rate margin or any fee provided herein, increase any Revolving Loan Commitment, extend the Revolver Termination Date, modify the definitions of "Borrowing Base", "Eligible Collateral", "Eligible Lease" or "Required Banks" or any voting rights of the Banks without the written consent of all the Banks. The rights and responsibilities of National City as the Agent hereunder cannot be changed without its prior written consent.

10.3. Governing Law. The Loan Documents and all rights and obligations of the parties thereunder shall be governed by and be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to Pennsylvania or federal principles of conflict of laws.

         10.4. Participations and Assignments. AeroCentury hereby acknowledges and agrees that any Bank may at any time: (a) grant participations in all or any portion of its Note or of its right, title and interest therein or in or to this Agreement (collectively, "Participations") to any other lending office or to any other bank, lending institution or other entity which has the requisite sophistication to evaluate the merits and risks of investments in Participations ("Participants"); provided, however, that: (i) all amounts payable by AeroCentury shall be determined as if such Bank had not granted such Participation; and (ii) any agreement pursuant to which a Bank may grant a Participation; (x) shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of AeroCentury including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement; (y) such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant if such modification, amendment or waiver would reduce the principal of or rate of interest on any Loan or postpone the date fixed for any payment of principal of or interest on any Loan; and (z) shall not relieve such Bank from its obligations, which shall remain absolute, to make Loans hereunder; and (b) each Bank may assign all or part of its Note and its Revolving Credit Commitment (but only with the consent of AeroCentury and National City, as the Agent, which consent shall not be unreasonably withheld), provided that each such assignment shall be in an amount of at least $5,000,000 (unless, after giving effect to such assignment and all other such assignments by such assigning Bank occurring simultaneously or substantially simultaneously therewith, such assigning Bank shall hold no Revolving Credit Commitment or any portion of its Note hereunder); and (ii) each such assignment by a Bank of its Note or a portion thereof, or Revolving Credit Commitment or a portion thereof shall be made in such manner so that the same portion of its Loans, Note and Revolving Credit Commitment is assigned to the respective assignee. Upon execution and delivery by the assignee to AeroCentury and National City, as the Agent, of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder (if not already a Bank) having the Commitment(s) and Note interest specified in such instrument, and upon consent thereto by AeroCentury and National City, as the Agent, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of AeroCentury and National City, as the Agent), the obligations, rights and benefits of a Bank hereunder holding the Revolving Credit Commitment(s) and Loans (or portions thereof) assigned to it (in addition to the Revolving Credit Commitment(s) and
Note interest, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment the assigning Bank shall pay National City as the Agent an assignment fee of $3,500.

                         10.5.  Captions.  Captions  in the Loan  Documents  are
included for convenience of reference only and shall not constitute a part of any Loan Document for any other purpose.

         10.6. Notices. All notices, requests, demands, directions, declarations and other communications between the Banks and AeroCentury provided for in any Loan Document shall, except as otherwise expressly provided, be mailed by registered or certified mail, return receipt requested, or telegraphed, or faxed, or delivered in hand to the applicable party at its address indicated opposite its name on the signature pages hereto. The foregoing shall be effective and deemed received five (5) days after being deposited in the mails, postage prepaid, addressed as aforesaid and shall whenever sent by telegram, telegraph or fax or overnight courier service or delivered in hand be effective when received. Any party may change its address by a communication in accordance herewith.

10.7. Sharing of Collections, Proceeds and Set-Offs; Application of Payments.

           (a) If any Bank, by exercising any right of set-off, counterclaim or foreclosure against trade collateral or otherwise, receives payment of principal or interest or other amount due on any Note which is greater than the percentage share of such Bank (determined as set forth below), the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made as may be required, so that all such payments shall be shared by the Banks on the basis of their percentage shares; provided that if all or any portion of such proportionately greater payment of such indebtedness is thereafter recovered from, or must otherwise be restored by, such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest being paid by such purchasing Bank. The percentage share of each Bank shall be based on the portion of the outstanding Loans of such Bank (prior to receiving any payment for which an adjustment must be made under this Section) in relation to the aggregate outstanding Loans of all the Banks. AeroCentury agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan or reimbursement obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of AeroCentury in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section would apply, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section to share in the benefits of any recovery on such secured claim.

           (b) If an Event of Default or Potential Default shall have occurred and be continuing the Agent and each Bank and AeroCentury agree that all payments on account of the Loans shall be applied by the Agent and the Banks as follows:

              First, to the Agent for any Agent fees then due and payable under this Agreement until such fees are paid in full;

              Second, to the Agent for any fees, costs or expenses (including expenses described in Section 10.8) incurred by the Agent under any of the Loan Documents or this Agreement, then due and payable and not reimbursed by AeroCentury or the Banks until such fees, costs and expenses are paid in full;

              Third, to the Banks for their percentage shares of the Commitment Fee then due and payable under this Agreement until such fee is paid in full;

              Fourth, to the Banks for their respective shares of all costs, expenses and fees then due and payable from AeroCentury until such costs, expenses and fees are paid in full;

              Fifth, to the Banks for their percentage shares of all interest then due and payable from AeroCentury until such interest is paid in full, which percentage shares shall be calculated by determining each Bank's percentage share of the amounts allocated in (a) above determined as set forth in said clause (a); and

              Sixth, to the Banks for their percentage shares of the aggregate principal amount of the Loans then due and payable from AeroCentury and any Obligations of AeroCentury under or in connection with any Swap Agreements, which percentage shares shall be calculated by determining each Bank's percentage share of the aggregate of all Loans and Swap Agreement Obligations outstanding at the time of the calculation based on the aggregate amount of Loans and Swap Agreement Obligations held by each Bank in proportion to all Loans and Swap Agreement Obligations outstanding.

         10.8. Expenses; Indemnification. AeroCentury will from time to time reimburse National City as the Agent promptly following demand for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel) in connection with (i) the preparation of the Loan Documents (not to exceed $25,000), (ii) the making of any Loans, (iii) the administration or revision of the Loan Documents, and (iv) the enforcement of the Loan Documents; and reimburse the Banks for all reasonable out-of-pocket expenses (including reasonable fees and expenses of legal counsel) in connection with the enforcement of the Loan Documents. In addition to the payment of the foregoing expenses, AeroCentury hereby agrees to indemnify, protect and hold the Agent, each Bank and any holder of each Note and the officers, directors, employees, agents, affiliates and attorneys of the Agent, each Bank and such holder
(collectively, the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature, including reasonable fees and expenses of legal counsel, which may be imposed on, incurred by, or asserted against such Indemnitee by AeroCentury or other third parties and arise out of or relate to this Agreement or the other Loan Documents or any other matter whatsoever related to the transactions contemplated by or referred to in this Agreement or the other Loan Documents; provided, however, that AeroCentury shall have no obligation to an Indemnitee hereunder to the extent that the liability incurred by such Indemnitee has been determined by a court of competent jurisdiction to be the result of gross negligence or willful misconduct of such Indemnitee.

10.9.   Survival  of  Warranties  and  Certain   Agreements.   All   agreements,
representations and warranties made or deemed made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Note. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of AeroCentury in Sections 2.1(f), 2.5(b), 2.9 and 10.8 and the agreements of the Banks set forth in Sections 9.1, 9.5 and 10.8 shall survive the payment of the Loans and the termination of this Agreement. This Agreement shall remain in full force and effect until the repayment in full of all amounts owed by AeroCentury under the Notes or any other Loan Document.

         10.10. Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement, the Notes or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, the Notes or other Loan Documents or of such provision or obligation in any other jurisdiction.

         10.11. Banks' Obligations Several; Independent Nature of Banks' Rights. The obligation of each Bank hereunder is several and not joint and no Bank shall be the agent of any other (except to the extent the Agent is authorized to act as such hereunder). No Bank shall be responsible for the obligation or commitment of any other Bank hereunder. In the event that any Bank at any time should fail to make a Loan as herein provided, the other Banks, or any of them as may then be agreed upon, at their sole option, may make the Loan that was to have been made by the Bank so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Agent or any Bank pursuant hereto or thereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and, subject to the terms of this Agreement, each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

          10.12. No Fiduciary Relationship. No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty of any Bank to AeroCentury.

         10.13. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. AEROCENTURY, THE AGENT AND EACH BANK EACH HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE EASTERN DISTRICT OF PENNSYLVANIA AND IRREVOCABLY AGREES THAT, ANY ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THE NOTE, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY BE LITIGATED IN SUCH COURTS. EACH PARTY TO THIS AGREEMENT ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENT, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, ANY NOTE, OR SUCH OTHER LOAN DOCUMENT.

         10.14. WAIVER OF JURY TRIAL. AEROCENTURY, THE AGENT AND EACH BANK EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE LENDER/BORROWER RELATIONSHIP ESTABLISHED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. AEROCENTURY, THE AGENT AND EACH BANK EACH ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE TRANSACTION, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. AEROCENTURY, THE AGENT AND EACH BANK EACH FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, MODIFICATIONS, REPLACEMENTS OR RESTATEMENTS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         10.15. Counterparts; Effectiveness. This Agreement and any amendment hereto or waiver hereof may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and any amendments hereto or waivers hereof shall become effective when the Agent shall have received signed counterparts or notice by fax of the signature page that the counterpart has been signed and is being delivered to it or facsimile that such counterparts have been signed by all the parties hereto or thereto.

         10.16. Use of Defined Terms. All words used herein in the singular or plural shall be deemed to have been used in the plural or singular where the context or construction so requires. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

          10.17. Offsets. Nothing in this Agreement shall be deemed a waiver or prohibition of any Bank's right of banker's lien or offset.

         10.18. Entire Agreement. This Agreement, the Notes issued hereunder and the other Loan Documents constitute the entire understanding of the parties hereto as of the date hereof with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect hereto or thereto.

         10.19. Swap Agreements. Notwithstanding anything to the contrary contained in this Agreement, AeroCentury and any Bank may enter into a swap agreement or swap agreements at any time and from time to time or amend or otherwise modify any such agreement and such entry, amendment, modification and/or the existence of any such agreement shall not constitute a breach of any provision of this Agreement or any other Loan Document, or be in any manner restricted by this Agreement or any other Loan Document.

         10.20. 1998 Credit Agreement. This Agreement shall be deemed to, and does hereby, amend and restate in its entirety the 1998 Credit Agreement. Simultaneous with the execution and delivery of this Agreement, the commitment of each Bank party to the 1998 Credit Agreement is hereby modified to be as set forth in Exhibit A to this Agreement, and First Union is hereby discharged from its duties and obligations as Agent under the 1998 Credit Agreement as contemplated by Article 9 of the 1998 Credit Agreement, except as provided below. Promptly following the effectiveness of this Agreement, National City, as the Agent under this Agreement and as successor Agent to First Union, shall coordinate with First Union, as the predecessor Agent, to effect the assignment of all liens and security interests currently in effect in the name of First Union National Bank, as Agent, to National City Bank, as successor Agent. Until such time as said assignments shall have been effectively completed, First Union National Bank shall continue as an agent for the benefit of the Banks.

         10.21. Re-Funding of Loans, Etc. Promptly following the effectiveness of this Agreement, National City, as the Agent under this Agreement, shall coordinate with each of the Banks (a) to provide for funding by National City Bank, in its individual capacity, and California Bank & Trust of Loans to AeroCentury under this Agreement equal to the proportionate share of each Bank of the aggregate principal amount of Loans then outstanding to AeroCentury based on the Revolving Loan Commitment Percentage of each Bank, (b) to provide for application of the proceeds of such Loans to repayment to Sanwa Bank California of Loans by it then in effect such that the Loans by it shall not exceed its proportionate share based on its Revolving Loan Commitment Percentage applied to the aggregate principal amount of outstanding Loans by the Banks to AeroCentury on such date, and (c) to provide for application of the proceeds of such Loans to repayment to First Union National Bank of all Loans (together with all other amounts payable to First Union National Bank under or in connection with the 1998 Credit Agreement) by it outstanding immediately prior to the effectiveness of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.


                                                     AeroCentury Corp.




                                                     By ________________________
                                                        Name:
                                                        Title:
Notices To:
AeroCentury Corp.
1440 Chapin Avenue, #310
Burlingame, CA 94010
FAX No. (650) 696-3929
Att: Toni M. Perazzo
       Senior Vice President-Finance


                                                     NATIONAL CITY BANK



                        By ______________________________
                                Michael J. Labrum
                              Senior Vice President
Notices To:
Michael J. Labrum
Senior Vice President
National City Bank
Specialized Banking Group, Philadelphia Region
One South Broad Street, 13th Floor, Loc. 01-5997
Philadelphia, PA  19107
FAX No. (267) 256-4001

                                                     CALIFORNIA BANK & TRUST



                                         By ______________________________
                                                 Thomas C. Paton, Jr.
                                                 Senior Vice President & Manager
Notices To:
Mr. Thomas C. Paton, Jr.
Senior Vice President & Manager
California Bank & Trust
San Francisco Regional Corporate Banking
465 California Street, First Floor
San Francisco, CA  94104
FAX: (415) 875-1456



                                                     SANWA BANK CALIFORNIA



                                               By ______________________________
                                                     William G. Nelle, Jr.
                                                     Vice President and Manager
Notices To:
Ms. Katherine Westfall
Assistant Vice President
Sanwa Bank California
444 Market Street, 23rd Floor
San Francisco, CA 94111
FAX No. (415) 597-5435

                                           Reference Table of Definitions


definition                                                                                             page defined

1998 Credit Agreement.............................................................................................1
Additional Amount................................................................................................13
AeroCentury.......................................................................................................1
Affiliate.........................................................................................................1
Agent.............................................................................................................2
Aggregate Revolving Loan Commitment..............................................................................12
Agreement.........................................................................................................2
Alternate Base Rate...............................................................................................2
Applicable Borrowing Margin.......................................................................................2
Bank..............................................................................................................1
Banks.............................................................................................................1
Base Rate Loans...................................................................................................2
Borrowing.........................................................................................................2
Borrowing Base....................................................................................................2
Borrowing Base Certificate........................................................................................2
Business Day......................................................................................................2
Capitalized Lease.................................................................................................3
Capitalized Lease Obligations.....................................................................................3
Closing...........................................................................................................3
Closing Date......................................................................................................3
Code..............................................................................................................3
Commitment Fee...................................................................................................17
control...........................................................................................................1
Covenant Compliance Certificate...................................................................................3
Debt..............................................................................................................3
Debt Service......................................................................................................3
Default Rate......................................................................................................3
Dollars...........................................................................................................4
EBITDA............................................................................................................4
Eligible Collateral...............................................................................................4
Eligible Lease Receivables........................................................................................4
Environmental Control Statutes....................................................................................4
Equipment.........................................................................................................5
ERISA.............................................................................................................5
ERISA Affiliate...................................................................................................5
Event of Default.................................................................................................33
Federal Funds Rate................................................................................................5
First Union.......................................................................................................1
Fiscal Quarter....................................................................................................5
Fiscal Year.......................................................................................................5
GAAP..............................................................................................................5





Generally Accepted Accounting Principles..........................................................................5
Governmental Authority............................................................................................5
Indemnitees......................................................................................................40
Intangible Assets.................................................................................................5
Interest Period...................................................................................................6
Investment........................................................................................................6
JMC..............................................................................................................31
Letter of Credit..................................................................................................6
LIBO Rate.........................................................................................................6
LIBO Rate Loans...................................................................................................7
LIBO Rate Reserve Percentage......................................................................................6
Lien..............................................................................................................7
Loan.............................................................................................................12
Loan Documents....................................................................................................7
Loans............................................................................................................12
London Business Day...............................................................................................2
Management Agreement.............................................................................................31
Material Adverse Change...........................................................................................7
Material Adverse Effect...........................................................................................7
Monthly Lease Portfolio...........................................................................................7
Multiemployer Plan................................................................................................7
Net Worth.........................................................................................................8
Non-Recourse Debt.................................................................................................8
Note.............................................................................................................14
Notes............................................................................................................14
Obligations.......................................................................................................8
Operating Lease...................................................................................................8
Participants.....................................................................................................37
Participations...................................................................................................37
PBGC..............................................................................................................8
Pension Plan......................................................................................................8
Permitted Debt....................................................................................................8
Permitted Liens...................................................................................................8
Person............................................................................................................9
Plan..............................................................................................................9
Potential Default.................................................................................................9
Prohibited Transaction............................................................................................9
Receivables Report................................................................................................7
Recourse Debt.....................................................................................................9
Recourse Funded Debt..............................................................................................9
Regulation........................................................................................................9
Regulation D......................................................................................................9
Regulatory Change................................................................................................10
Reportable Event.................................................................................................10
Request for Advance..............................................................................................15
Required Banks...................................................................................................10





Revolver Termination Date........................................................................................12
Revolving Credit Loan............................................................................................12
Revolving Credit Loans...........................................................................................12
Revolving Credit Note............................................................................................14
Revolving Credit Notes...........................................................................................14
Revolving Loan Commitment........................................................................................12
Revolving Loan Commitment Percentage.............................................................................13
Security Agreement...............................................................................................10
Solvent..........................................................................................................11
Subordinated Debt................................................................................................11
Subsidiary.......................................................................................................11
Swap Agreement...................................................................................................11
Tangible Net Worth...............................................................................................11
Taxes............................................................................................................18
Termination Event................................................................................................11
Unfunded Pension Liabilities.....................................................................................11
Unrecognized Retiree Welfare Liability...........................................................................11
Unrestricted Subsidiaries........................................................................................12


                                         BANKS' COMMITMENTS AND PERCENTAGES

         Bank                                        Commitment                         Percentage



National City Bank                                   $25,000,000                50%
Specialized Banking Group, Philadelphia Region
One South Broad Street, 13th Floor, Loc. 01-5997
Philadelphia, PA  19107
FAX No. (267) 256-4001

California Bank & Trust                              $15,000,000                30%
San Francisco Regional Corporate Banking
465 California Street, First Floor
San Francisco, CA  94104
FAX: (415) 875-1456

Sanwa Bank California                                $10,000,000                20%
444 Market Street, 23rd Floor
San Francisco, CA 94111
FAX No. (415) 597-5435
                                                     ----------                         ------
         TOTAL                                       $50,000,000                100%


                                   EXHIBIT B
                                      NOTE


$__,000,000                      Philadelphia, PA            -------------, ----

For Value Received, AeroCentury Corp., a Delaware corporation, hereby promises to pay to the order of ______________ BANK (the "Bank"), in lawful currency of the United States of America in immediately available funds at principal office of National City Bank in Cleveland, Ohio, on the Revolver Termination Date or on such earlier date or dates as provided in the Credit Agreement described below, the principal sum of _____________ DOLLARS ($__,000,000) or, if less, the then unpaid principal amount of all Loans made by the Bank pursuant to the Credit Agreement.

AeroCentury Corp. promises also to pay interest on the unpaid principal amount hereof in like money at such office from the date hereof until paid in full at the rates and at the times provided in the Credit Agreement.

This Note is one of the Notes referred to in, is entitled to the benefits of and is secured by security interests referred to in the Credit Agreement, dated June 28, 2000, by and between AeroCentury Corp. and the banking institutions named therein, with National City Bank as Agent (as such may be amended, modified, supplemented, restated or replaced from time to time, the "Credit Agreement"). This Note is subject to voluntary prepayment and mandatory repayment prior to the Revolver Termination Date, in whole or in part, as provided in the Credit Agreement.

In case an Event of Default shall occur and be continuing, the maturity date of the principal of and the accrued interest on this Note may be accelerated and be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

AeroCentury hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Notwithstanding the face amount of this Note, the undersigned's liability hereunder shall be limited, at all times, to the actual aggregate outstanding indebtedness to the Bank relating to such Bank's Loans, including all principal and interest, together with all fees and expenses as provided in the Credit
Agreement, as established by the Bank's books and records which shall be conclusive absent manifest error.

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO PENNSYLVANIA OR FEDERAL PRINCIPLES OR CONFLICT OF LAWS.


                                                     AeroCentury Corp.

                                                     By ________________________
                                                     Title:

                                                               Date: ___________

                           BORROWING BASE CERTIFICATE



Date of Certificate:        _________________________

Date of Information:        _________________________



To:  National City Bank, as Agent


Gentlemen:

This  Borrowing  Base  Certificate  is delivered to you pursuant to the terms of
Section 5.1 of the Credit Agreement, dated June 28, 2000, as currently in effect. Capitalized terms used without definition below have the same meanings as they have in the Credit Agreement.

We hereby certify that:

1. No Potential Default or Event of Default has occurred and is continuing as of the date of this Borrowing Base Certificate.

2. There has been no Material Adverse Change since [insert the date of the most recent financial statements delivered to the Bank pursuant to the terms of Section 5.1 of the Credit Agreement], except as disclosed on the attached schedules.

3. The information set forth on the attached schedules is true, current and complete as of the date of this Borrowing Base Certificate.



                                                     AeroCentury Corp.



                                                     By ________________________
                                                     Name:
                                                     Title:

                                                  AeroCentury Corp.
                                     Computation of Borrowing Base Availability

                                                                ,

         Collateral Loan Value

         Total Borrowing Base                                                   $____________________

         Maximum Loans

         Revolving Loan Commitment                                              $50,000,000

         Credit Usage

        Aggregate Loan Balance (principal) at date
         of certificate                                                         $____________________

         Loan Availability

         Collateral Loan Value minus Credit Usage                               $____________________

         Maximum Loans minus Credit Usage                                       $____________________

         Loan Availability (lesser of two preceding lines)                      $____________________

         Amount of Loan Requested (not to exceed preceding line)                $____________________



                                          COVENANT COMPLIANCE CERTIFICATE


         The undersigned, the [chief executive or chief financial] Officer of AeroCentury Corp. ("AeroCentury"), does hereby certify to National City Bank, Agent (the "Bank"), as required by that certain Credit Agreement, dated June 28, 2000, by and between AeroCentury and the Bank (the "Agreement") (terms not otherwise defined herein shall have the meanings given to such terms in the Agreement), that as such officer he is authorized to execute this Compliance Certificate (this "Certificate") on behalf of AeroCentury and does further certify that:

1. AeroCentury has complied and is in compliance with all covenants, agreements and conditions in the Agreement and each of the other Loan Documents on the date hereof.

2. Each representation and warranty contained in the Agreement and each of the other Loan Documents is true and correct on the date hereof.

3. No Potential Default or Event of Default has occurred and is continuing as of the date of this Compliance Certificate.

4. There has been no Material Adverse Change since [insert the date of the most recent financial statements delivered to the Bank pursuant to the terms of Section 5.1 of the Credit Agreement], except as disclosed on the attached schedules.

5. The covenant compliance calculations set forth in Attachment 1 hereto are true and correct on the dates specified.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate in his capacity as an officer of AeroCentury on this ___ day of _________, _____.


                                                     AeroCentury Corp.



                                                     By: _______________________
                                                     Name:
                                                     Title:

                        COVENANT COMPLIANCE CALCULATIONS
                                AeroCentury Corp.
                            for the (quarter, year) ending ____


Section 7.1     MINIMUM TANGIBLE NET WORTH

         REQUIREMENT: - Tangible Net Worth will not at any time be less than the sum of (i) $____________, (ii) 50% Net Income for each Fiscal Quarter ending after March 31, 2000, without deduction for any net losses,
         (iii) 50% of the net proceeds from any sale of equity securities after the date of the Agreement, and (iv) 50% of the fair value of any equity securities issued after the date of the Agreement in connection with any acquisition permitted hereunder or by waiver hereto.

         Tangible Net Worth on [date]
              Total Assets                                       $   ___________

              less:  Total Liabilities               $ ___________
                     Intangible Assets               $ ___________
                     Subtotal                                    $   ___________

 Tangible Net Worth                                              $

         Required Tangible Net Worth

              (a) Base Amount                                    $    16,321,530

              (b) 50% of Net Income for each Fiscal Quarter
                  ending after March 31, 2000,
                  without deduction for any net losses           $    __________

              (c) 50% of the net proceeds from any sale of
                  equity securities after the date of the
                  Agreement                                      $    __________

              (d) 50% of the fair value of any equity securities
                  issued after the date of this Agreement in connection
                  with any acquisition permitted under the Agreement
                                                                 $    ________

Required Tangible Net Worth = (a) + (b) + (c) + (d)              $

         Excess (deficiency) of Actual Tangible Net Worth
         compared with Required Tangible Net Worth               $  ___________

Section 7.2     DEBT SERVICE COVERAGE RATIO

         REQUIREMENT: The ratio of EBTDA to Debt Service for the four (4) most recently ended consecutive Fiscal Quarters will not at any time be less than 1.1:1.

         EBTDA

              Net Income for the four
              Fiscal Quarters ended ___________               $_______________

              Taxes deducted with respect to
              four Fiscal Quarters ended __________         + $ _______________

              Depreciation deducted with respect to
              four Fiscal Quarters ended __________         + $ _______________

              Amortization deducted with respect to
              four Fiscal Quarters ended __________         + $ _______________

         EBTDA for four Fiscal Quarters just ended            $

         Debt Service

              Current Maturities of
              Recourse Debt (next 12
              months)                                         $_______________

              Lump Sum Payments of
              Recourse Debt at
              expiration included in
              Current Maturities                              $(______________)

              Current Maturities of Recourse Debt (net)       $ ______________


              Current amounts due in
              respect of all leases (next
              12 months)                                      $_______________

              Lump Sum Payments due
              at expiration of all leases
              included in Lump Sum
              Payments                                        $(______________)

              Current Lease Payments (net)                  + $ ______________

              Average Principal Balance
              of Loans outstanding (last
              12 months) divided by 10                      + $ _______________

         Debt Service                                         $

                     RATIO OF EBTDA TO DEBT SERVICE




Section 7.3     RECOURSE FUNDED DEBT TO TANGIBLE NET WORTH

         REQUIREMENT: The ratio of Recourse Funded Debt (including Recourse Funded Debt represented by the Notes) to Tangible Net Worth will not at any time exceed 4.0:1.


         Recourse Funded Debt on [date]:                        $    __________


         Tangible Net Worth on [date]                           $    __________

         RATIO OF RECOURSE FUNDED  DEBT TO TANGIBLE NET WORTH


Section 7.4     ABSENCE OF NET LOSS

     REQUIREMENT: - It will not suffer a net loss for any two consecutive Fiscal Quarters or two Fiscal Quarters in any Fiscal Year.

         Net Income for the Fiscal Quarter ended _______         $

Section 7.5     BORROWING BASE

         REQUIREMENT: The aggregate principal amount of Loans outstanding shall not at any time exceed the Borrowing Base or the Aggregate Revolving Loan Commitment, whichever is less; provided, however, that this covenant shall not be deemed breached if, at the time such aggregate amount exceeds said level, within three Business Days after the earlier of the date AeroCentury first has knowledge of such excess or the date of the next Borrowing Base Certificate disclosing the existence of such excess, a prepayment of Loans shall be made in an amount sufficient to assure continued compliance with this covenant in the future.

         Collateral Loan Value

         Total Borrowing Base                             $____________________

         Maximum Loans

         Aggregate Revolving Loan Commitment              $       ____,000,000

         Credit Usage

         Aggregate Loan Balance (principal) at date
         of certificate                                   $____________________

         Collateral Loan Value exceeds Credit Usage       $____________________

         Collateral Loan Value is less than Credit Usage  $(___________________)

                                                DEPRECIATION POLICIES



AeroCentury Corp's interest in aircraft and aircraft engines are recorded at cost, which includes acquisition costs and loan fees. Depreciation is completed using the straight-line method over the aircraft's estimated economic life (generally assumed to be twelve years), to an estimated residual value.

                                                 DISCLOSURE SCHEDULE

Section 3.2  Stock Ownership

  AeroCentury Corp.: Principal Stockholders

         Class          Total Authorized                      Total Issued

Common                     3,000,000                            1,606,557

Preferred Stock            2,000,000                                   -0-
         Series A            100,000                                   -0-
         undesignated      1,900,000                                   -0-

In connection with the adoption of a shareholders rights plan, AeroCentury issued rights to its shareholders as of April 23, 1998, entitling each such shareholder the right to purchase 1/100th of a share of Series A Preferred Stock for each share of Common Stock held by the shareholder.

Of the 1,606,557 shares outstanding, 63,300 are held as treasury stock by AeroCentury, representing shares repurchased by AeroCentury pursuant to its stock repurchase plan.

Principal Shareholders

To AeroCentury's best knowledge, the only shareholders of AeroCentury that hold 5% or more of the Common Stock of AeroCentury:

         Holder                     Shares                    Percent

JetFleet Holding Corp.              193,267                    12.5%

Pine Capital Management,            183,300                    11.8%
Incorporated/Hoefer & Arnett

Section 3.3 Litigation

None

Section 3.5 Material Adverse Changes

None

Section 3.7 Taxes

None

AeroCentury holds the entire membership interest of AeroCentury Investments LLC, a Delaware limited liability company (the "LLC"). The LLC owns two Fokker-50 aircraft on lease to Air Nostrum. The acquisition was financed through seller financing, which financing was non recourse to AeroCentury Corp.

Section 3.13 Liens

None

                                          SCHEDULE 2

                                APPLICABLE MARGINS, COMMITMENT FEE


Ratio of Funded
Debt to Tangible                      Alternate Base          LIBO                      Commitment
Net Worth                             Rate Margin             Rate Margin               Fee

>   3.00 25.0 basis points            250.0 basis points      50.00 basis points
$   2.00 but #3.00                    00.0 basis points       225.0 basis points        50.00 basis points
<   2.00 00.0 basis points            200.0 basis points      40.00 basis points